UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CIS World, Inc.
(Name of small business issuer in our charter)

Nevada	5045	26-1707182
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

70 West Madison Street, Suite 1400 First National Plaza, Chicago, IL 60602	60602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number:  312-214-3138

InCorp Services, Inc.
375 N. Stephanie St., Suite 1411
Henderson, NV 89014
(702) 866-2500
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐  Accelerated Filer ☐

Non-accelerated filer ☐ Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered [1]	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee [2] [3]
Common Stock offered by the Selling Stockholders [4]	9,513,658	$0.20	$1,902,731.60	$106.17

(1) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on recent prices of private transactions.

(3) Calculated under Section 6(b) of the Securities Act of 1933 as .00005580 of the aggregate offering price.

(4) Represents shares of the registrant’s common stock being registered for resale that have been issued to the selling shareholders named in this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PROSPECTUS
CIS World, Inc.

Selling shareholders are offering up to 9,513,658 shares of common stock.  The selling shareholders will offer their shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices.    We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering.  We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board.  There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.  See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________

TABLE OF CONTENTS

SUMMARY INFORMATION AND RISK FACTORS	4
Risk Factors	8
USE OF PROCEEDS	18
DETERMINATION OFFERING PRICE	18
DILUTION	18
SELLING SHAREHOLDERS	18
PLAN OF DISTRIBUTION	21
LEGAL PROCEEDINGS	23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS	23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
DESCRIPTION OF SECURITIES	26
INTEREST OF NAMED EXPERTS	27
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES	27
DESCRIPTION OF BUSINESS	28
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	32
DESCRIPTION OF PROPERTY	40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	41
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	42
EXECUTIVE COMPENSATION	45
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	48
FINANCIAL STATEMENTS	49

SUMMARY INFORMATION AND RISK FACTORS

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Organization

CIS World, Inc. is a Nevada corporation formed on November 9, 2007, with registered address at 375 N. Stephanie St., Suite 1411, Henderson, NV 89014-8909.  CIS World, Inc. transacts its business in the U.S. located in the State of Illinois and has principal office at 70 West Madison Street, Suite 1400, First National Plaza, Chicago, IL 60602, and contact telephone number 312-214-3138.

On December 14, 2008, we established a wholly owned subsidiary, CIS WORLD (HK) LTD, a wholly-owned subsidiary of CIS World, Inc., is located in Hong Kong, the address: Flat C, 2F., Eastern Street, Sai Ying Pun, Hong Kong; and contact number: 0852-60522088.

Business

We are selling ink printer cartridges and printer consumables to Asia, Europe, North America and South America.

Our Products are:

☐
Refillable Cartridge: Designed for inkjet printers as such as Epson, Canon, HP, Brother with the same printing effects as the original cartridge, the refillable cartridge can be refilled and used for many times. Thus it serves both cost-saving and environment protective function.

☐
Continuous Ink Supply System: Designed for inkjet printers as Epson, Canon, Hp, Brother, CISS includes ink tanks connected with cartridges and supplies ink continuously to cartridges. Thus the users need not replace cartridges, saving cost and achieving environment protection.

From April 2008 through December 2008, we accomplished a sales amount of $244,362; and from January 1 to December 31, 2009, we sold total of $ 630,967.  For the nine months ended September 30, 2010, CIS World, Inc has total Continue Ink Supply System, Refillable cartridges, Inks and cartridge related parts revenues of $715,677.

We have two principal suppliers for the products we sell, although we also purchase from other suppliers. These principal suppliers are:

•	Kangzhixin Technology (Shenzhen) Co., Ltd. (“KZX”)

On December 10, 2008, CIS World and Kangzhixin Technology (Shenzhen) Co., Ltd. (“KZX”) signed a 3 year contract authorized CIS World as KZX’s exclusive selling agent- for the products mentioned above in Asia (China is excluded), Europe, North America, south America and in other regions as agreed.  In general, the cost plus pricing system shall be used by KZX. The prices and terms offered for CIS World shall be discussed by KZX and CIS World at the time with terms considering the international trade custom and existing market competition, so as to realize profits for both parties.  If KZX provides more favorable offers to any other distributors or manufacturers concerning the Products, KZX shall inform CIS World in written and provide more favorable terms to CIS World. Kangzhixin Technology (Shenzhen) Co., Ltd. (“KZX”), manufacturer of our products, which is located at B3 Third Layer of the east, Fourth Industrial Parks of Rich Briade, Fuyong Neighborhood Bridgehead Community, Bao’an District, Shenzhen, Guangdong China, produces various refillable cartridges and continuous ink supply systems.  Ms. Wu Cuixian, a Director of CIS World, owns 39 percent of KZX.

Due to the unclear description of quality issues and product pricing in original distribution agreement, both parties revised the distribution agreement to accurately and clearly define both parties’ responsibilities.  The revised distribution agreement was signed on March 1, 2010, and December 22, 2010 to be effective for the remaining terms of original signed agreement which will expire on December 10, 2011.

For all products sold to customers, the Company is responsible for products’ quality issues, even though KZX provides limited manufacturing warranty.  The Company may return the products to KZX within 14 days after the products received by the Company.

•	Shenzhen DZX Technology Co. (“DZX”) [located at 2nd FL, A Building, Fuhai Street, Xihe Community, Fuhai Road, Fuyong, Bao’an District, and Shenzhen, Guangdong, China]

We do not have any purchasing written agreement with Shenzhen DZX Technology Co., Ltd. and purchase on a purchase order basis.  The products were shipped out at FOB shipping point Shenzhen, China.

Commencing in 2009, we also purchased inks and cartridge related parts from a Hong Kong  Dongzhixin Technology Co., Limited, which is located at 5th Floor, SPA Centre, 53-55 Lockhart Road, Waichai, Hong Kong. We do not have any purchasing written agreement with Dongzhixin Technology Co., Limited.  The products were shipped out at FOB shipping point Shenzhen, China, and FOB shipping point GuangZhou, China.

Purchases from principal suppliers during the above periods were as follows:

NAME OF SUPPLIER	JANUARY 1, 2008 – DECEMBER 31, 2008	JANUARY 1, 2009 – DECEMBER 31, 2009	JANUARY 1, 2008 – SEPTEMBER 30, 2010
Kangzhixin Technology (Shenzhen) Co., Ltd. (“KZX”)	0	111,666	611,110
Shenzhen DZX Technology Co. (“DZX”)	234,963	279,384	514,347
Other Suppliers [1]	0	198,310	346,824

[1]  CIS World, Ltd purchased Inks and cartridge related parts from a Hong Kong  Dongzhixin Technology Co., Limited, which is located at 5th Floor, SPA Centre, 53-55 Lockhart Road, Waichai, Hong Kong. The products were shipped out at FOB shipping point Shenzhen, China, and FOB shipping point GuangZhou, China.

For all products sold to customers, the Company is responsible for products’ quality issues, even though KZX provides limited manufacturing warranty.  The Company may return the products to KZX within 14 days after the products received by the Company.

For all the products the Company purchased either from KZX or other suppliers, the Company took the titles of the products.  The Company then sold the products to customers and the products were shipped out at FOB shipping point Shenzhen, China.  The Company is responsible for the return products by customers and for the physical loss of inventories.

The Offering

As of the date of this prospectus, we had 39,535,861 shares of common stock outstanding.

Selling shareholders are offering up to 9,513,658 shares of common stock.  The selling shareholders will offer their shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  We will pay all expenses of registering the securities, estimated at approximately $100,000.  We will not receive any proceeds of the sale of these securities.

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  The current absence of a public market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

STATEMENT OF LOSS

					Period
					November 9,
	Nine		Year	Year	2007 (Date of
	Months		Ended	Ended	Inception)
	Ended		December	December	Through
	September 30		31	31,	March 31
	2010		2009	2008	2010

Revenues:	715,677	-	$630,967	$244,362	$1,044,390
COGS:	654,873	-	$589,360	$234,963	$983,967
Gross Profit	60,804	-	$41,607	$9,399	$60,423
Operating expenses:	62,051		$108,875	$93,898	$222,041
Net Loss	$(1,246	-)	$(67,258)	$(84,437)	$(161,546)

BALANCE SHEETS

	September 30		December 31	December 31	December 31
	2010		2009	2008	2007
ASSETS	$159,576	-	$131,995	$205,510	$20,000

LIABILITIES	$47,354	-	$18,531	$24,741	$5,126

STOCKHOLDERS’ Equity	$112,222	-	$113,464	$180,769	$14,874

TOTAL LIABILITIES & EQUITY	$159,576		$131,995	$205,510	$20,000

Risk Factors

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

There is substantial doubt about our ability to continue as a going concern as a result of our lack of significant revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our lack of significant revenues raise substantial doubt about our ability to continue as a going concern.  Our financial statements do not include adjustments that might result from the outcome of this uncertainty and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Any decrease in the availability, or increase in the cost, of printer cartridges and CISS we purchase for resale could materially affect our earnings.

Our operations depend heavily on the availability of printer cartridges and CISS we resell. We purchase printer cartridges from KZX or DZX and then resell them to our customers. However, if KZX or DZX is unable or unwilling to provide us with printer cartridges or CISS on terms favorable to us, we may be unable to provide certain products and services. This could result in a decrease in profit and damage to our reputation in our industry.  In the event our costs of acquiring these printer cartridges and CISS increases, we may not be able to pass these higher costs on to our customers in full or at all. Any increase in the prices for printer cartridges and CISS could materially increase our costs and therefore lower our earnings.

Any decrease in the availability, or increase in the cost, of inks and cartridge related parts we purchase for resale could materially affect our earnings.

Commencing in 2009, our operations also began to depend heavily on the availability inks and cartridge related parts we acquire from a Hong Kong  Dongzhixin Technology Co., Limited. We do not have any purchasing written agreement with Dongzhixin Technology Co., Limited.  We purchase these products from them and then resell them to our customers. However, if Dongzhixin Technology Co., Limited is unable or unwilling to provide us with inks and cartridge related parts on terms favorable to us, we may be unable to provide certain products and services. This could result in a decrease in profit and damage to our reputation in our industry.  In the event our costs of acquiring these inks and cartridge related parts increases, we may not be able to pass these higher costs on to our customers in full or at all. Any increase in the prices for inks and cartridge related parts could materially increase our costs and therefore lower our earnings.

The competitive pressures we face could harm our revenue, gross margin and prospects.

We encounter aggressive competition from numerous and varied competitors in the sale of our products. We may have to lower the prices of our products and services to stay competitive, while at the same time trying to maintain or improve revenue and gross margin. The markets in which we do business, printing supplies markets, are highly competitive, and we encounter aggressive price competition for all of our products from numerous companies globally. Over the past several years, price competition in the market for printing related products has been particularly intense as competitors have aggressively cut prices and lowered their product margins for these products. In addition, competitors in some of the markets in which we compete with a greater presence in lower-cost jurisdictions may be able to offer lower prices than we are able to offer. Our results of operations and financial condition may be adversely affected by these and other industry-wide pricing pressures.

Due to the international nature of our business, political or economic changes or other factors could harm our future revenue, costs and expenses and financial condition.

Our sales outside the United States in emerging markets, including Asia and South America make up 100% of our net revenue. Our future revenue, gross margin, expenses and financial condition could suffer due to a variety of international factors, including:

☐
ongoing instability or changes in a country's or region's economic or political conditions, including inflation, recession, interest rate fluctuations and actual or anticipated military or political conflicts;

☐	trade regulations and procedures and actions affecting production, pricing and marketing of products;

☐	changes in the regulatory or legal environment;

☐	differing technology standards or customer requirements;

☐
import, export or other business licensing requirements or requirements relating to making foreign direct investments, which could affect our ability to obtain favorable terms for components or lead to penalties or restrictions;

☐	difficulties associated with repatriating cash generated or held abroad in a tax-efficient manner and changes in tax laws; and

☐	fluctuations in freight costs and disruptions in the transportation and shipping infrastructure at important geographic points of exit and entry for our products and shipments.

The factors described above also could disrupt our product and component manufacturing and key suppliers located outside of the United States. For example, we rely on manufacturers in China for the production of all of our products.

Due to all of our sales being from countries outside of the United States, other currencies, particularly the Hong Kong dollars, euro, the British pound, Chinese Yuan Renminbi and the Japanese yen, can have an impact on our results (expressed in U.S. dollars). Currency variations also contribute to variations in sales of products and services in impacted jurisdictions. Accordingly, fluctuations in foreign currency rates could have a material impact on our revenue growth in future periods. In addition, currency variations can adversely affect margins on sales of our products in countries outside of the United States and margins on sales of products that include components obtained from suppliers located outside of the United States.

We depend for 70%, a majority of our revenues, on third-party suppliers KZX and DZX for the products we sell, and to a lesser extent on another supplier Dongzhixin Technology Co., Limited, and our revenue and gross margin could suffer if we fail to manage suppliers properly.

Our operations depend on our ability to anticipate our needs for products and our suppliers' ability to deliver sufficient quantities of quality products at reasonable prices in time for us to meet delivery schedules. Supplier problems that we could face include component shortages, excess supply, risks related to the terms of our contracts with suppliers, and risks related to our relationships with KZX, or DZX our major suppliers.  Our agreement with KZX contains various termination provisions, including the right of either party to terminate the agreement “in written 90 days before the expiration of [the] agreement.”  We have no written agreement with DZX.  Our use of these principal suppliers could exacerbate our supplier issues. We obtain the majority of our products from  these principal suppliers due to technology, availability, price, quality or other considerations. If the KZX agreement is terminated or we are otherwise unable to obtain required supplies from KZX or DZX, replacing our majority source suppliers could delay sales of our products as replacement suppliers initially may be subject to capacity constraints or other output limitations. Alternative sources may not exist or those alternative sources may be unable to produce the quantities of those components necessary to satisfy our production requirements. In addition, terms but that may be unilaterally modified or terminated by the supplier with limited notice and with little or no penalty. The performance of such one majority source supplier KZX  under the agreement (and the renewal or extension of the agreement upon similar terms) may affect the quality, quantity and price of supplies to us. And we have no agreement with DZX.

Commencing in 2009, we also purchased inks and cartridge related parts from a Hong Kong  Dongzhixin Technology Co., Limited. We do not have any purchasing written agreement with Dongzhixin Technology Co., Limited and face similar risks to those described above with respect to our relationship with Dongzhixin Technology Co., Limited.

The loss of our majority source suppliers, the deterioration of our relationship with the majority source suppliers, or any unilateral modification to the terms under which we are supplied components by our majority source suppliers could adversely affect our revenue and gross margins.

Our revenues are highly concentrated in several customers which accounts for more than 75% of our revenues, and our revenues could be reduced if these customers reduce their orders from us.

In our fiscal year ended December 31, 2008, the following customers accounted for the following amounts and percentages of our total revenues:

Name of Customers	Amount of Revenue	Percentage of Total Revenues
Hendra H	$65,027.70	27%
Hendri Wongso	$43,761.50	18%
TNY Trading Co. Ltd	$64,228.50	26%
	$173,017.70	71%

In our fiscal year end December 31, 2009, the following customers accounted for the following amounts and percentages of our total revenues:

Name of Customers	Amount of Revenue	Percentage of Total Revenues
Hendra H	$207,202	33%
Machtec Comercio Imp& Exp. Ltd	$67,388	11%
Hendri Wongso	$148,915	24%
Carlos Alberto Antelo Jimenez	$30,674	5%
Eoasis	$29,926	5%
	$484,105	78%

We have no agreements with these customers, who purchase from us on purchase orders only.   If we cease to do business with these customers at current levels and are unable to generate additional sales with new and existing customers that purchase a similar amount of our products, our revenues and net income would decline considerably.

Risks Related to Management and Personnel

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our senior management personnel, including Rui Xia Yuan, Chairman of Board of Directors; Lijun Wu, Director, President & CEO; Cuixian Wu, Director, Secretary; Honghui Wen, Director, CFO.  If we lose Rui Xia Yuan, Chairman; Lijun Wu, President and CEO, Cuixian Wu, Secretary, and Honghui Wen, CFO; or if Rui Xia Yuan, Chairman; Lijun Wu, President& CEO, Cuixian Wu, Secretary, Honghui Wen, CFO fail to perform in their current positions, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

The management team, including Rui Xia Yuan, Chairman; Lijun Wu, President and CEO; Cuixian Wu, Secretary; and Honghui Wen , CFO, is responsible for the operations and reporting of the combined company. The requirements of operating as a small public company are new to the management team and the employees as a whole. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements and compliance under the Sarbanes-Oxley Act of 2002. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Although we believe that we currently have adequate internal control over financial reporting, we are exposed to risks from recent legislation requiring companies to evaluate internal control over financial reporting.

Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404") requires our management to report on the operating effectiveness of the Company's Internal Controls over financial reporting for the year ending December 31 following the year in which this registration statement is declared effective, assuming that year is 2010. Enterprise CPAs, Ltd., our independent registered public accounting firm, will be required to attest to the effectiveness of our internal control over financial reporting beginning with the year ending thereafter. We must establish an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements. We expect that the cost of this program will require us to incur expenses and to devote resources to Section 404 compliance on an ongoing basis.

It is difficult for us to predict how long it will take to complete management's assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and process on a timely basis. In the event that our Chief Executive Officer, Chief Financial Officer or independent registered public accounting firm determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our shares will be affected.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Certain of our stockholders hold a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

Our officers, directors and majority shareholders are the beneficial owners of approximately 51% of our outstanding voting securities. As a result, they possess significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Risks Related to our Operations due to Relationship with Supplier in China

Because our exclusive supplier is located in China, the following risks could affect the business of our supplier.  If these factors result in cost increases to our supplier, because our agreement with our supplier is based upon their costs, the prices of products we buy from our supplier for resale would increase.  If we are unable to increase prices to our customers in this event, our profitability would be reduced.

Changes in China’s political or economic situation could increase our suppliers costs.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage operations and profitability. Some of the things that could have this effect are:

•	Level of government involvement in the economy;

•	Control of foreign exchange;

•	Methods of allocating resources;

•	Balance of payments position;

•	International trade restrictions; and

•	International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic cooperation and Development, or OECD, in many ways. For example, state-owned enterprises still constitute a large portion of the Chinese economy, and weak corporate governance traditions and a lack of flexible currency exchange policy continue to persist. As a result of these differences, the business of our supplier could be adversely affected.

The Chinese government exerts substantial influence over the manner in which our supplier must conduct its business activities.

Only recently has China permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The central or local governments of the jurisdictions in which our supplier operates may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on its part to ensure our compliance with such regulations or interpretations.

 We may be unable to enforce our rights due to policies regarding the regulation of foreign investments in China, which could reduce our ability to compete and our revenues.

The PRC's legal system is a civil law system based on written statutes in which decided legal cases have little value as precedents, unlike the common law system prevalent in the United States.  The PRC does not have a well-developed, consolidated body of laws governing foreign investment enterprises. As a result, the administration of laws and regulations by government agencies may be subject to considerable discretion and variation, and may be subject to influence by external forces unrelated to the legal merits of a particular matter.  China's regulations and policies with respect to foreign investments are evolving. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published.  Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. The uncertainties regarding such regulations and policies present risks which may affect our ability to achieve our business objectives.  If we are unable to enforce any legal rights we may have under our contracts or otherwise, our ability to compete with other companies in our industry could be materially and negatively affected and our revenues could be reduced.

It may be difficult for stockholders to enforce any judgment obtained in the United States against us, which may limit the remedies otherwise available to our stockholders.

All except one of our directors and officers are nationals or residents of China.  All or a substantial portion of the assets of these persons are located outside the United States.  As a result, it may be difficult for our stockholders to effect service of process within the United States upon these persons.  In  addition,  there is  uncertainty  as to whether the courts of China would recognize or enforce  judgments of U.S. courts obtained against such officers and/or directors  predicated upon the civil liability  provisions  of the  securities  law of the United States or any state thereof, or be competent to hear original actions brought in China against such persons  predicated  upon the  securities  laws of the United States or any state thereof.  Further, China’s treaties do not provide for reciprocal recognition and enforcement of judgments of U.S. courts.

Risks Related to the Market for our Stock

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are 19,027,316 shares of our common stock held by non-affiliates and 20,508,545 shares held by affiliates Rule 144 of the Securities Act of 1933 defines as restricted securities.

All of our shares held by non-affiliates are currently eligible for resale as they are either being registered in this offering or may be resold under Rule 144, however affiliates will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934, we will continue as a reporting company but will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering assuming it is declared effective in the year ended December 31, 2011, as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through December 31, 2011, including a Form 10-K for the year ending December 31, 2011, assuming this registration statement is declared effective before that date.  At or prior to December 31, 2011, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.  We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on December 31, 2011.  If we do not file a registration statement on Form 8-A at or prior to December 31, 2011, we will continue as a reporting company that will not be subject to the proxy rules, Section 16 ownership reporting and short swing profits provisions or other requirements of the 1934 Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.”  These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, among others, the factors set forth above under “Risk Factors.”  The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements.  We caution you not to place undue reliance on these forward-looking statements.  We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments.  However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer.  Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

Not applicable.  We will not receive any proceeds from the sale of shares offered by the selling shareholders.

DETERMINATION OFFERING PRICE

The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.  In order to assure that selling shareholders will offer their shares at $.20 per share until our shares are quoted on the OTC Bulletin Board, we will notified our shareholders and our Transfer Agent that no sales will be allowed prior to the date our shares are quoted on the OTC Bulletin Board without proof the selling price.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities.  The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering.  These selling shareholders acquired their shares by purchase exempt from registration under section 4(2) of the Securities Act of 1933 or Regulation S under the Securities Act of 1933.  We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated.  We will not receive any proceeds from the sale of the securities by the selling shareholders.  No selling shareholders are broker-dealers or affiliates of broker-dealers.

Selling Shareholder	Total Shares owned before Offering	Shares to offered by the Selling Shareholders	% owned before Offering	Amount owned after the offering, assuming all shares sold [1]	% owned after the offering, assuming all shares sold [1]	Any Transaction or Relationship in past 3 years
CLAUDIA LEVY	20,000	10,000	0.05%	10,000	0.03%
SHAN FU CHEN	300,000	150,000	0.76%	150,000	0.38%
SIBLY L.OFFUTT	20,000	10,000	0.05%	10,000	0.03%
YUN COYNE	500,000	250,000	1.26%	250,000	0.63%
ANTHONY C. BRUCE	1,000,000	500,000	2.53%	500,000	1.26%
JIA B CHEN	100,000	50,000	0.25%	50,000	0.13%
CHANG FEI ZHENG	200,000	100,000	0.51%	100,000	0.25%
SURANDY C. SANDERS	100,000	50,000	0.25%	50,000	0.13%
ODELL ROBERTSON	20,000	10,000	0.05%	10,000	0.03%
EVA LIANG	100,000	50,000	0.25%	50,000	0.13%
LIFEN HUI	200,000	100,000	0.51%	100,000	0.25%
LINDA RUAN	100,000	50,000	0.25%	50,000	0.13%
GRACE NWAKA WABOMNOR	150,000	75,000	0.38%	75,000	0.19%
LIAN ZHI LIU	500,000	250,000	1.26%	250,000	0.63%
XUE LAN CHEN	100,000	50,000	0.25%	50,000	0.13%
OOMMEN GEORGE	50,000	25,000	0.13%	25,000	0.06%
RALPH LOUIS SIRIANNI	1,000,000	500,000	2.53%	500,000	1.26%
JIANYONG ZHANG	305,935	152,968	0.77%	152,968	0.39%
JUAN ZHEN	305,663	152,832	0.77%	152,832	0.39%
MEIYAN LIU	102,177	51,089	0.26%	51,089	0.13%
HANQUAN LIU	308,124	154,062	0.78%	154,062	0.39%
ZHIPING SU	105,648	52,824	0.27%	52,824	0.13%
HUAJUAN WU	100,210	50,105	0.25%	50,105	0.13%
MINRU SU	100,210	50,105	0.25%	50,105	0.13%
QING CHEN	100,210	50,105	0.25%	50,105	0.13%
WEI CUI	99,273	49,637	0.25%	49,637	0.13%
PING ZHOU	510,043	255,022	1.29%	255,022	0.65%
ZHONGXIANG HUANG	510,043	255,022	1.29%	255,022	0.65%
YULING LIANG	509,950	254,975	1.29%	254,975	0.64%
XIAOMEI LIU	509,950	254,975	1.29%	254,975	0.64%
NIYAN WU	509,950	254,975	1.29%	254,975	0.64%
SHIWEI WU	406,930	203,465	1.03%	203,465	0.51%
LINWANG ZHANG	154,530	77,265	0.39%	77,265	0.20%
DANXIA HUANG	101,146	50,573	0.26%	50,573	0.13%
HUAN HUANG	516,350	258,175	1.31%	258,175	0.65%
FANG WU	151,158	75,579	0.38%	75,579	0.19%
XIAOYING CHEN	508,545	254,273	1.29%	254,273	0.64%
XIANGHUI LU	706,157	353,079	1.79%	353,079	0.89%
CHUHUA LUO	508,545	254,273	1.29%	254,273	0.64%
ZHENJIA LIANG	508,545	254,273	1.29%	254,273	0.64%
YANYUN LIAO	508,545	254,273	1.29%	254,273	0.64%
JINBIAO YUAN	508,545	254,273	1.29%	254,273	0.64%
WANLAN YUAN	508,545	254,273	1.29%	254,273	0.64%
DONGYANG YUAN	508,545	254,273	1.29%	254,273	0.64%
SUWEN CHEN	508,545	254,273	1.29%	254,273	0.64%
XIAOXIA YUAN	508,545	254,273	1.29%	254,273	0.64%
YANXIA CHEN	304,378	152,189	0.77%	152,189	0.38%
WANPING YUAN	202,294	101,147	0.51%	101,147	0.26%
JINWANG WEN	357,292	178,646	0.90%	178,646	0.45%
JUN FENG WU	254,273	127,137	0.64%	127,137	0.32%
LIHENG WU	202,762	101,381	0.51%	101,381	0.26%
FENG YING LUO	202,762	101,381	0.51%	101,381	0.26%
HONGDONG DING	120,345	60,173	0.30%	60,173	0.15%
YING CHEN	99,742	49,871	0.25%	49,871	0.13%
CHANGXIN HAN	91,781	45,891	0.23%	45,891	0.12%
LING YANG	515,101	257,551	1.30%	257,551	0.65%
ZILING LIU	515,101	257,551	1.30%	257,551	0.65%
HAIYIN LIU	304,378	152,189	0.77%	152,189	0.38%
SUZHEN CHEN	508,545	254,273	1.29%	254,273	0.64%
MICHAEL T. WILLIAMS	198,000	99,000	0.50%	99,000	0.25%	Attonney
Total	19,027,316	9,513,658	48.13%	9,513,658	24.06%

Blue Sky

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market.  No market may ever develop for our common stock, or if developed, may not be sustained in the future.  Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 9,513,658 shares of common stock.  The selling shareholders will offer their shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  We will not receive any proceeds of the sale of these securities.  We will pay all expenses of registering the securities.

The securities offered by this prospectus will be sold by the selling shareholders without underwriters and without commissions.  The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the OTC Bulletin Board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.  We have instructed our selling shareholders that they many not purchase any of our securities while they are selling shares under this registration statement.  We have advised them that we will monitor our stock transfer records on a regular basis and will void any transaction they undertake in violation of this restriction.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities.  In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment disclosing such matters.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this prospectus, no filing has been made.  Based upon our counsel’s prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 – 8 weeks for the NASD to issue a trading symbol.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market.  NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board.  The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of our issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards.  Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in our files.  The NASD cannot deny an application by a market maker to quote the stock of a company.  The only requirement for inclusion in the bulletin board is that the issuer be current in our reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ.  Investors’ orders may be filled at a price much different than expected when an order is placed.  Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities.  Investors do not have direct access to the bulletin board service.  For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually.  Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone.  In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders.  Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position
Rui Xia Yuan	44	Chairman, Director
Honghui Wen	35	CFO, Director
Lijun Wu	35	President, CEO, Director
Cuixian Wu	31	Secretary, Director

Rui Xia Yuan joined us as Chairman of Board of Directors in January 1, 2009. From January 1, 1999 to December 31, 2008, she was president of Guangdong YongYang Toys Factory Co. Ltd., at township of Chasha, Dongguan city, Guanggong Province, which manufactures and sells toys. In 1983 she received a High School Diploma from DongGuan High School.  As a chairman of the board, Ms. Rui Xia Yuan contributes her knowledge of the company and a deep understanding of all aspects of our business, products and markets, as well substantial experience developing corporate strategy, assessing emerging industry trends, and business operations.

Honghui Wen joined us as Director and CFO in November 2007.  From July 1994 to September 2000, he was network engineer of Guangdong Maoming  Guoxin Communication Company, a communication company.  From September 2000 to February 2002, he was network department manager of Shenzhen EDO Network Technology Company, an IT company.  From February 2002to October 2003, he was network department manager of Nanning Jiaruite  Industry and Trade Company, a construction company.  From October 2003to November 2007, he was manager of Dongguan Jingzhong Plastic & Mould Factory, a manufacturing company.  In 1994, he received a bachelor's degree from Huazhong University of Science & Technology School. As a member of the board, Mr. Wen contributes his financial expertise based on his significant industry and financial experience.

Lijun Wu joined us as Director, President & CEO in November 2007. From June 1995to June 1999, he was network engineer of  Guangdong Gaozhou Post and Telecommunications Office.  From June 1999 to May 2006, he was manager of Guangdong Shenzhen EDO Network Technology Company, an IT company.  From May 2006 to November 2007, he was manager of Shenzhen DongZhiXin Science and Technology Company, a manufacturing company.  In 1995, he received a bachelor's degree from Shantou  University.  As a member of the board, Mr. Wu contributes significant industry-specific experience and expertise on our products and services.  Mr. Wu also contributes his knowledge of the company and a deep understanding of all aspects of our business, products and markets, as well substantial experience developing corporate strategy, assessing emerging industry trends, and business operations.

Cuixian Wu joined us as Secretary and Director in November 2007.  From January 2000to May 2006, she was the sales director of Maoming branch of China Unicom (Guang Dong) Limited, a communications company.  From May 2006 to November 2007, she was sales manager of Shenzhen DongZhiXin Science and Technology Company, a manufacturing company.  As a member of the board, Ms. Wu contributes the benefits of her executive leadership and management experience.

Family Relationships

There are no family relationships between our officers and directors.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•
Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address for these shareholders is 70 West Madison Street, Suite 1400, First National Plaza, Chicago, IL 60602.

Name	Title	Number of Shares	% of Common Share
Rui Xia Yuan	Chairman of Board Directors	8,508,545	21.52%
Lijun Wu	President, CEO, Director	6,000,000	15.18%
Cuixian Wu	Secretary & Director	4,000,000	10.12%
Honghui Wen	CFO & Director	2,000,000	5.06%
All officers and directors as a group [4 persons]		20,508,545	51.88%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 39,535,861 shares of common stock outstanding as of December 31, 2010.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws.  The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 200,000,000 shares of common stock with $0.001 par value per share. As of the date of this registration statement, there were 39,535,861 shares of common stock issued and outstanding held by 64 shareholders of the record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

INTEREST OF NAMED EXPERTS

The financial statements for the years ended December 31, 2009, 2008, the period from November 9, 2007 (Date of Inception) to December 31, 2007, and cumulative from November 9, 2007 (Date of Inception) to December 31, 2009 included in this prospectus have been audited by Enterprise CPAs, Ltd. which are independent certified public accountants, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Williams Law Group, P.A., Tampa, Florida.  Michael T. Williams, principal of Williams Law Group, P.A., owns 198,000 shares of our common stock, of which 99,000 are being registered in this offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

CIS World, Inc. is a Nevada corporation formed on November 9, 2007, with registered address at 375 N. Stephanie St., Suite 1411, Henderson, NV 89014-8909.  CIS World, Inc. transacts its business in the U.S. located in the State of Illinois and has principal office at 70 West Madison Street, Suite 1400, First National Plaza, Chicago, IL 60602 , and contact telephone number 312-214-3138.

On December 14, 2008, we established a wholly owned subsidiary, CIS WORLD (HK) LTD, a wholly-owned subsidiary of CIS World, Inc. , is located in Hong Kong, the address: Flat C, 2F., Eastern Street, Sai Ying Pun, Hong Kong; and contact number: 0852-60522088.

Business
We are selling ink printer cartridges and printer consumables to Asia, Europe, North America and South America.

Our Products are:

☐
Refillable Cartridge: Designed for inkjet printers as such as Epson, Canon, HP, Brother with the same printing effects as the original cartridge, the refillable cartridge can be refilled and used for many times. Thus it serves both cost-saving and environment protective function.

☐
Continuous Ink Supply System: Designed for inkjet printers as Epson, Canon, Hp, Brother, CISS includes ink tanks connected with cartridges and supplies ink continuously to cartridges. Thus the users need not replace cartridges, saving cost and achieving environment protection.

From April 2008 through December 2008, we accomplished a sales amount of $244,362; and from January 1 to December 31, 2009, we sold total of $ 630,967.  For the nine months ended September 30, 2010, CIS World, Inc has total Continue Ink Supply System, Refillable cartridges, Inks and cartridge related parts revenues of $715,677.

We have two principal suppliers for the products we sell, although we also purchase from other suppliers. These principal suppliers are:

•	Kangzhixin Technology (Shenzhen) Co., Ltd. (“KZX”)

On December 10, 2008, CIS World and Kangzhixin Technology (Shenzhen) Co., Ltd. (“KZX”) signed a 3 year contract authorized CIS World as KZX’s exclusive selling agent- for the products mentioned above in Asia (China is excluded), Europe, North America, south America and in other regions as agreed.  In general, the cost plus pricing system shall be used by KZX. The prices and terms offered for CIS World shall be discussed by KZX and CIS World at the time with terms considering the international trade custom and existing market competition, so as to realize profits for both parties.  If KZX provides more favorable offers to any other distributors or manufacturers concerning the Products, KZX shall inform CIS World in written and provide more favorable terms to CIS World. Kangzhixin Technology (Shenzhen) Co., Ltd. (“KZX”), manufacturer of our products, which is located at B3 Third Layer of the east, Fourth Industrial Parks of Rich Briade, Fuyong Neighborhood Bridgehead Community, Bao’an District, Shenzhen, Guangdong China, produces various refillable cartridges and continuous ink supply systems.  Ms. Wu Cuixian, a Director of CIS World, owns 39 percent of KZX.

Due to the unclear description of quality issues and product pricing in original distribution agreement, both parties revised the distribution agreement to accurately and clearly define both parties’ responsibilities.  The revised distribution agreement was signed on March 1, 2010, and December 22, 2010 to be effective for the remaining terms of original signed agreement which will expire on December 10, 2011.

For all products sold to customers, the Company is responsible for products’ quality issues, even though KZX provides limited manufacturing warranty.  The Company may return the products to KZX within 14 days after the products received by the Company.

•	Shenzhen DZX Technology Co. (“DZX”) [located at 2nd FL, A Building, Fuhai Street, Xihe Community, Fuhai Road, Fuyong, Bao’an District, and Shenzhen, Guangdong, China]

CompanyWe do not have any purchasingwritten agreement with Shenzhen DZX Technology Co., Ltd. and purchase on a purchase order basis.  The products were shipped out at FOB shipping point Shenzhen, China.

Commencing in 2009, we also purchased inks and cartridge related parts from a Hong Kong  Dongzhixin Technology Co., Limited, which is located at 5th Floor, SPA Centre, 53-55 Lockhart Road, Waichai, Hong Kong. We do not have any purchasing written agreement with Dongzhixin Technology Co., Limited.  The products were shipped out at FOB shipping point Shenzhen, China, and FOB shipping point GuangZhou, China.

Purchases from principal suppliers during the above periods were as follows:

NAME OF SUPPLIER	JANUARY 1, 2008 – DECEMBER 31, 2008	JANUARY 1, 2009 – DECEMBER 31, 2009	JANUARY 1, 2008 – SEPTEMBER 30, 2010
Kangzhixin Technology (Shenzhen) Co., Ltd. (“KZX”)	0	111,666	611,110
Shenzhen DZX Technology Co. (“DZX”)	234,963	279,384	514,347
Other Suppliers [1]	0	198,310	346,824

[1]  CIS World, Ltd purchased Inks and cartridge related parts from a Hong Kong  Dongzhixin Technology Co., Limited, which is located at 5th Floor, SPA Centre, 53-55 Lockhart Road, Waichai, Hong Kong. The products were shipped out at FOB shipping point Shenzhen, China, and FOB shipping point GuangZhou, China.

For all products sold to customers, the Company is responsible for products’ quality issues, even though KZX provides limited manufacturing warranty.  The Company may return the products to KZX within 14 days after the products received by the Company.

For all the products the Company purchased either from KZX or other suppliers, the Company took the titles of the products.  The Company then sold the products to customers and the products were shipped out at FOB shipping point Shenzhen, China.  The Company is responsible for the return products by customers and for the physical loss of inventories.

For all the products the Company purchased either from KZX, DZX,or other suppliers, the Company took the titles of the products.  The Company then sold the products to customers and the products were shipped out at FOB shipping point Shenzhen, China.  The Company is responsible for the return products by customers and for the physical loss of inventories.  As of September 30, 2010, the inventory was $6000..

The Company used the cost plus pricing system to determine the sell price.  When the Company received customers’ inquiry about price quote about products, the Company then quoted the price based on the actual purchase cost of the specific products purchased either from KZX or other suppliers plus profit margin ranged from 5-10%.  The purchase cost from suppliers including KZX would be market price.  If the customers accepted the quoted selling price, then the customers would place the sales order and arrange the payment.  After the Company received the sales order from customers, then the Company would arrange the shipment. The Company would deliver the products after the Company sent invoices and customers paid to the Company for the sales orders.  The customers either pre-paid to the Company or collection on delivery (COD).  Revenue was recognized when the products were shipped out FOB shipping point

Ms. Wu Cuixian, a Director of CIS World, is an independent director and owns 39 percent of KZX, although she isn’t actively involved in any day-to-day business activity of KZX.

Market and Marketing

We sell directly to the wholesaler trade companies and printer technology companies in various countries on a purchase order basis.  We have no written agreements with any of these companies.

Name of Country	Name of Customer
Indonesia	TNY TRADING CO. LTD
Thailand	Skyhorse Printer Technology
Malaysia	Mewatech Solutions Enterprise
Korea	Eoasis
Brazil	Torre Brasil Equipamentes
Columbia	Asia Supplies Ltd
Bolivia	Carlos Alberto Antelo Jimenez
Poland	Gellex, sp. z o.o.(Ltd)
Indonesia	ELLA Co., Ltd.

We identify our clients through approaches like website research and attending related trade fairs.  We then follow up with contacts to secure customers.

Our Competition and Our Market Position

Competition within the printer cartridge industry is intense. We compete with large printer manufacturers such as Epson, Canon, HP, Brother that sell their own printer cartridges and smaller scale private companies. Our competitors also include the small and medium size companies from the same industry in China. Besides, we are also confronted with competition from the international traders with greater capital, manpower and market share.  With regard to sales of refillable cartridge and CISS in China, our major competitors include: Changzhou Tanli Technology Co,.Ltd., Hangzhou Huifeng Technology Co,.Ltd, Shenzhen NXY Technology Co,.Ltd. We are a very small competitor in the industry.

We compete with these companies based mainly upon our cost saving products with customer warranty, our high quality after sales service, our established sales network in Southeastern Asia.  During the current global economic recession, our cost saving strategy for our customers are very effective, our selling price for the similar products is averaged ¼ or 1/5 of our major competitors’ price, which significantly reduce customers cost.

Research and Development

We have not incurred research and development expenses in the last fiscal year.

Our Intellectual Property

We have no intellectual property.

Our Employees

We have the following number of full time employees:

☐	Clerical –1
☐	Administrative – 1
☐	Management –2
☐	Sales –2

We have no part time employees. We have no collective bargaining agreement with our employees. We consider our relationship with our employees to be excellent.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking (within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  Forward-looking statements are, by their very nature, uncertain and risky.  These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them.  Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

CIS World, Inc. (the “Company”) incorporated under the laws of Nevada on November 9, 2007.  CIS World, Inc. has principle office at 375 N. Stephanie, Suite 1411, Henderson, NV 89104-8909.  CIS World, Inc. wholly owned branch located in the State of Illinois and has principle office at 70 W Madison ST, Suite 1400, Chicago IL 60602.

Besides USA branch, CIS World, Inc. also established one subsidiary in Hong Kong.  CIS World, Ltd, as the wholly owned subsidiary, is registered on December 14, 2007 In Hong Kong.  It is a subsidiary on behalf of CIS World, Inc. to conduct and operate the business of trading services, distribution, and marketing of the printer consumables parts in Asia including China, Europe, North and South America.   The CIS World, Ltd is located at Flat C, 2F., Eastern Street, Sai Ying Pun, HongKong.

The Company’s main business includes sourcing, distribution and marketing of Continue Ink Supply System and Refillable Cartridges in Asia, Europe, North and South America.

Various significant matters could impact our financial condition and results of operations.  Our operations depend heavily on the availability of printer cartridges and CISS we resell. We purchase printer cartridges from KZX, or DZX our majority source suppliers, and then resell them to our customers. However, if we lose our relationship with KZX or DZX and cannot find acceptable alternative suppliers or if KZX or DZX are unable or unwilling to provide us with printer cartridges or CISS on terms favorable to us, we may be unable to sell certain products and services. This could result in a decrease in profit and damage to our reputation in our industry.  In the event our costs of acquiring these printer cartridges and CISS increases, we may not be able to pass these higher costs on to our customers in full or at all. Any increase in the prices for printer cartridges and CISS could materially increase our costs and therefore lower our earnings. Commencing in 2009, we also purchased inks and cartridge related parts from a Hong Kong  Dongzhixin Technology Co.  We do not have any purchasing written agreement with Dongzhixin Technology Co., Limited.  We face similar risks with respect to our relationship with Dongzhixin Technology Co., Limited.

Our sales outside the United States in emerging markets, including Asia and South America make up 100% of our net revenue. Our future revenue, gross margin, expenses and financial condition could suffer due to a variety of international factors could disrupt our product and component manufacturing and key suppliers located outside of the United States. For example, we rely on manufacturers in China for the production of all of our products.

Due to all of our sales being from countries outside of the United States, other currencies, particularly the Hong Kong dollars, euro, the British pound, Chinese Yuan Renminbi and the Japanese yen, can have an impact on our results (expressed in U.S. dollars). Currency variations also contribute to variations in sales of products and services in impacted jurisdictions. Accordingly, fluctuations in foreign currency rates could have a material impact on our revenue growth in future periods. In addition, currency variations can adversely affect margins on sales of our products in countries outside of the United States and margins on sales of products that include components obtained from suppliers located outside of the United States.

Our revenues are highly concentrated in several customers which accounts for more than 85% of our revenues, and our revenues could be reduced if these customers reduce their orders from us.  We have no agreements with these customers, who purchase from us on purchase orders only.   If we cease to do business with these customers at current levels and are unable to generate additional sales with new and existing customers that purchase a similar amount of our products, our revenues and net income would decline considerably.

From April 2008 through December 2008, we accomplished a sales amount of $244,362; and from January 1 to December 31, 2009, we sold total of $ 630,967. For the nine months ended of September 30, 2010, CIS World, Inc has total Continue Ink Supply System, Refillable cartridges, Inks and cartridge related parts revenues of $715,677. The Continue Ink Supply System and Refillable cartridges and related products were manufactured and supplied by Kang Zhi Xin Science and Technology (ShenZhen), Ltd, (“KZX”).  The Inks and cartridge related parts were manufactured and supplied by Dongzhixin Technology Co., Limited. The products were shipped out at FOB shipping point Shenzhen, China, and FOB shipping point GuangZhou, China.

Results of Operations

For the period ended December 31, 2008, and 2009:

Revenue

Since our company incorporated on November 9, 2007, and started to have sales recognized in the month of April  there was $244,362 revenue realized as of December 31, 2008 and $630,967 revenue for the period from January 1 to December 31, 2009 as we are getting more loyalty customer and repeated sales orders.

Cost of Revenue

Our Costs of Goods Sold, might be increased slightly due to the possible increasing Chinese Yuan’s currency exchange rate, and labor costs as we originally expected On the other hand, however, due to the global economic recession and more labor market pool supply, we may keep our cost of goods sold stable. And our customers are very cost sensitive, so our sales price was stable too. We did not adjust our sales price or unit price upward. Because of the current economic conditions, in fact we did not incur any increase of labor cost and any fluctuation of Chinese Yuan’s exchange rate since May 2008. Accordingly, we did not incur any increase of Cost of Goods Sold as we originally expected. Since our company incorporated on November 9, 2007, and started to have sales recognized in April, 2008, there was $244,362 revenue realized as of December 31, 2008 and $630,967 revenue for the period from January 1 to December 31, 2009. Accordingly, the cost of goods sold associated with the revenue was $234,963, and $ 589,360 respectively for the year ending December 31, 2008, and 2009.

Our gross profit margin in 2008 since the Company started to sell the products in April, 2008 was 4%, and the gross margin for year 2009, was 6%, respectively.

Expense

Our expenses consist of selling, general and administrative expenses, and amortization.

CIS World, Inc
	12/31/2009	12/31/2008	12/31/2007
Expense
Advertising Expenses	3,222	2,736	-
Bank Service Charges	1,252	1,152	-
Business License & Fees	25	449	-
Car/Truck Expense
Gas	628	931	-
Total Car/Truck Expense	628	931	-
Directors fee	28,800	6,179	-
Commission	8,765	-	-
Marketing and promotion fee	2,415	25,029	-
Meals and Entertainment	1,293	2,474	-
Misc Expense	-	19	-
Office Supplies	3,053	2,082	-
Organization Cost	-	-	5,126
Postage and Shipping	-	264	-
Printing and Reproduction	2,988	1,152	-
Professional Fees
Accounting Fee	972	-	-
Audit Fee	15,000	-	-
SEC Filling Fee	1,375	-	-
Legal Fees	13,738	13,980	-
Total Professional Fees	31,084	13,980	-
Rent	14,756	11,270	-
Telephone and Fax	489	190	-
Trade Show & Exhibition	6,318	7,697	-
Travel
Air Tickets	3,019	8,709	-
Hotels	337	4,042	-
Taxi & Local Transportation	316	710	-
Travel - Other	-	4,000	-
Total Travel	3,672	17,462	-
Utilities
Electricity Expense	-	374	-
Gas	116	459	-
Total Utilities	116	832	-
Total Expense	$108,875	$93,898	$5,126

We had total operation expenses of $ 108,875, $93,898, and $5,126, for the fiscal year ended December 31, 2009, 2008, and 2007 respectively by the Company as selling, general, and administrative expenses.

We expect selling, general, and administrative expenses to increase in future periods as our revenue grow. we initiate incurred a number of marketing and promotional activities and other related expense in the first business year 2008 to get started..

Income & Operation Taxes

We are subject to income taxes in the U.S., while the Hong Kong branch was subject to the income tax laws of Hong Kong.

We paid no income taxes in USA for the year ended December 31, 2009, 2008, and December 31, 2007 due to the net operation loss in USA.

We paid no income taxes in Hong Kong for the year ended December 31, 2008, and December 31, 2007 due to the net operation loss in Hong Kong.

Net Loss

We incurred net losses of ($84,437) and ($ 67,258) for the period ended December 31, 2008, and 2009.

For the nine month period ended  September 30, 2010, and 2009:

Revenue

The Company has $715,677 and $469,367 revenue realized as of September 30, 2010 and 2009 respectively.

Cost of Revenue

The Company had $715,677 and $469,367 revenue realized as of September 30, 2010 and 2009. Accordingly, the cost of goods sold associated with the revenue was $654,873, and $452,504 respectively for the nine month period ending September 30, 2010, and 2009.

Expense

Our expenses consist of selling, general and administrative expenses, and amortization.

	Nine Month Ended	Nine Month Ended	Nine Month Ended
	9/30/2010	9/30/2009	9/30/2008
Expense
Advertising Expense	-	-	2,736
Bank Service Charges	1,111	660	835
Business License & Fees	-	25	-
Car/Truck Expense	1,409	87	628
Commission	1,736	-	-
Directors Fees	25,200	-	3,083
Marketing and Promotion Fee	-	-	16,513
Meals and Entertainment	982	627	1,625
Other Expense	-	-	19
Office Supplies	595	159	1,477
Printing	-	-	760
Postage and Shipping	-	-	57
Total Professional Fees	18,132	17,584	13,980
Total Rent	5,076	12,015	7,265
Telephone and Fax	222	267	-
Trade Show & Exhibition	6,815	-	7,697
Total Travel	772	2,410	14,698
Utilities	-	116	361
Total Expense	62,051	33,951	71,735

We had total operation expenses of $62,051,and $33,951-, for the period ended September 30,, 2010, 2009respectively by the Company as selling, general, and administrative expenses.

We expect selling, general, and administrative expenses to increase in future periods as our revenue grow.  We initiate incurred a number of marketing, promotional, and travel activities and other related expense in the first business year 2008 to get started. -

Net Income (Loss)

We incurred net loss of ($1,242) and net loss of of $(17,082)for the nine month period ended September 30, 2010, and 2009.

Commitments and Contingencies

Our supplier, the manufacturer of our products, Kangzhixin Technology (Shenzhen) Co., Ltd., or “KZX”, which is located at Fourth Industrial Parks of Rich Bridge, Fuyong Neighbourhood Bridgehead Community, B3 East Third Layer, Bao An District, ShenZhen City, Guangdong Province, PR China, produces various Continue Ink Supply System and Refillable Cartridges (“CISS”).  On December 10, 2008, CIS World, Inc. and KZX signed a 3 year contract authorized CIS World for the products mentioned above in Asia (China is excluded), Europe, North America, south America and in other regions as agreed.  In general, the cost plus pricing system shall be used by KZX. The prices and terms offered for CIS World shall be discussed by KZX and CIS World at the time with terms considering the international trade custom and existing market competition, so as to realize profits for both parties.  If KZX provides more favorable offers to any other distributors or manufacturers concerning the Products, KZX shall inform CIS World in written and provide more favorable terms to CIS World.

Due to the unclear description of quality issues and product pricing in original distribution agreement, both parties revised the distribution agreement to accurately and clearly define both parties’ responsibilities.  The revised distribution agreement was signed on March 1, 2010, and December 22, 2010 respectively to be effective for the remaining terms of original signed agreement which will expire on December 10, 2011.

For all products sold to customers, the Company is responsible for products’ quality issues, even though KZX provides limited manufacturing warranty.  The Company may return the products to KZX within 14 days after the products received by the Company.

For all the products the Company purchased either from KZX or other suppliers, the Company took the titles of the products.  The Company then sold the products to customers and the products were shipped out at FOB shipping point Shenzhen, China.  The Company is responsible for the return products by customers and for the physical loss of inventories.  As of September 30, 2010, the inventory was $6000..

The Company used the cost plus pricing system to determine the sell price.  When the Company received customers’ inquiry about price quote about products, the Company then quoted the price based on the actual purchase cost of the specific products purchased either from KZX or other suppliers plus profit margin ranged from 5-10%.  The purchase cost from suppliers including KZX would be market price.  If the customers accepted the quoted selling price, then the customers would place the sales order and arrange the payment.  After the Company received the sales order from customers, then the Company would arrange the shipment. The Company would deliver the products after the Company sent invoices and customers paid to the Company for the sales orders.  The customers either pre-paid to the Company or collection on delivery (COD).  Revenue was recognized when the products were shipped out FOB shipping point

Foreign Currency Translation

The Company has determined the United States dollars to be its functional currency for CIS World, Inc.; Hong Kong dollars to be its functional currency in CIS World (Hong Kong) Limited .  Assets and liabilities were translated to U.S. dollars at the period-end exchange rate.  The exchange rate of issuance of common stocks to shareholders was used as one U.S. dollar to 7.0 HK dollars.  Statement of operations amounts were translated to U.S. dollars using the historic rate, i.e., the rate at first date of each month during the year.  Gains and losses resulting from translating foreign currency financial statements are accumulated in other comprehensive income (loss), a separate component of shareholders’ equity.

Liquidity and Capital Resources

	At September 30	At December 31	At December 31
	2010	2009	2008

Current Ratio	3.37-	7.12	8.31
Cash	152,806-	$109,886	$153,791
Working Capital	112,222-	$113,464	$180,769
Total Assets	159,576-	$131,995	$205,510
Total Liabilities	47,354-	$18,531	$24,741

Total Equity	112,222-	$113,464	$180,769

Total Debt/Equity	0.42-	0.16	0.14

*Current Ratio = Current Assets /Current Liabilities

** Total Debt / Equity = Total Liabilities / Total Shareholders Equity.

The Company had cash and cash equivalents of $153,791 and the working capital of $180,769 at December 31, 2008; cash and cash equivalent of $109,886 at December 31, 2009 and the working capital of $113,464 at December 31, 2009; and cash and cash equivalent of $152,806 at September 30, 2010 and the working capital of $112,222

At September 30, 2010, we have $152,806in cash.  This is sufficient to fund our operations the next 12 months.  We anticipate we will need $100,000 to fund our proposed operations during the next 12 months, including an anticipated $50,000 to fund the costs of our being a public company.  We plan to fund our proposed operations including the cost of being a public company by through revenues from our on-going operations if we start to generate such revenues.  We are also planning to obtain additional funding by issuing debt or the sale of stock, if market conditions are appropriate.  We are not currently in negotiations with any lenders or other funding sources and we are not certain that we will be able to obtain additional funding on terms favorable to us or at all.  Management has orally committed to fund any of these requirements not funded from operations or from additional debt or equity capital we may raise.  The loan terms will be short-term without interest charge as needed by the Company to support the daily operation.

The Company’s lack of operating history and financial resources raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if the Company is unable to generate significant revenue or secure financing, then the Company may be required to cease or curtail its operations.

DESCRIPTION OF PROPERTY

We rent the following properties:

Our Headquarters

70 W. Madison St.
Suite 1400
First National Plaza
Chicago, IL 60602

☐	Name of Landlord: Regus Group
☐	Term of Lease: Oct 1, 2009 to Sept 30, 2010
☐	Monthly Rental: $179 US dollars
☐	Adequate for current needs: yes

Wholly-owned Subsidiary in Hong Kong

☐	Address: City/State/Zip: Flat C, 2/F., Eastern Street, Sai Ying Pun, Hong Kong.
☐	Number of Square Feet: 300 Square Feet
☐	Name of Landlord: HK Biz Limited
☐	Term of Lease: from 1st April 2009 to 31th March 2011
☐	Monthly Rental: 3000 HK Dollars (HKD were translated to U.S. dollars using the first date of each month, the current exchange rate is 1 US dollar to 7.79 HKD, i.e., the rent is USD 385 per month
☐	Adequate for current needs: √ Yes

We do not intend to renovate, improve, or develop properties.  We are not subject to competitive conditions for property and currently have no property to insure.  We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages.  Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans from Officer/Shareholder

As of December 31, 2007, there was an amount of $4,100 due to our founder, Chairman of the Board, Ruixia Yuan,  for setting up the company. And the same amount had been paid back to the Ruixia Yuanon January 2008.  There was no writing agreement signed and the balance due was due on demand without interest charge.  And at the period ended December 31, 2008, December 31, 2009, and March 31, 2010,  there’s no more balance due to any officers or shareholders.

Loans to Officer/Shareholder

In December 31 2008, the Company advanced $35,359 to the Company’s director and shareholder Cuixian Wu for Company’s marketing expenses.  The advance for marketing purpose was planning for international trips for international trade show and exhibition in 2009.  Due to Cuixian Wu’s visa application and other personal reasons, she could not attend the trade shows.  The advancement was treated by the Company no different from other unrelated employees or personnel for the same purpose of international business trip planning. The balance was due on demand without interest charge.  And there was no written agreement signed.  In June 2009, $2,710 was paid back to the Company; and in September, 2009, the remaining amount balance of $32 649 was fully paid back to the Company, and there was no new balance due from officer/shareholders as of December 31, 2009, and September 30,, 2010.

On November 9, 2007, the Company issued 20,000,000 shares of common stock to the four founders of the Company, Ruixia Ruan, Lijun Wu, Cuixian Wu and Honghui Wen at $0.001 per share or $20,000 for initial capital stock subscription receivable.  This receivable was subsequently paid in full during April 2008.

Our main supplier, a manufacturer of our products, Kangzhixin Technology (Shenzhen) Co., Ltd. (“KZX”), which is located in Shenzhen, Guangdong, China, produces various refillable cartridges and continuous ink supply systems. On December 10, 2008, CIS World and KZX signed a 3 year contract authorized CIS World as KZX’s distributor for the products mentioned above in Asia (China is excluded), Europe, North America, South America and in other regions as agreed.  On March 1, 2010,, and December 22, 2010, respectively, the Company revised the distribution agreement with KZX.In general, the cost plus pricing system shall be used by KZX. The prices and terms offered for CIS World shall be discussed by KZX and CIS World at the time with terms considering the international trade custom and existing market competition, so as to realize profits for both parties.  If KZX provides more favorable offers to any other distributors or manufacturers concerning the Products, KZX shall inform CIS World in written and provide more favorable terms to CIS World.  Ms. Wu Cuixian, a Director of CIS World, owns 39 percent of KZX.

At the nine month ended of September 30, 2010 and the years ended December 31, 2009, and 2008, the Company incurred cost of good sold of $654,873-, $589,360, and $234,963 respectively.  Even though, the Company signed a distribution agreement with KZX on Dec 10, 2008, in fact, the Company’s products sold to customers were manufactured by other local Chinese manufacturers on the sales order basis, there was no purchase with KZX incurred in 2008.  Therefore, the dollar value of amount involved in the transaction with KZX in 2008 was zero.  In 2009, the Company purchased the products from KZX according to the agreement.  Among the cost of goods sold of $589,360  for year ending 2009, $111,666 was from KZX.  There was zero dollar value of the amounts of Ms. Cuixian Wu’s interest in the transaction of cost of goods sold with KZX.

Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

☐
Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

☐	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

☐
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

☐
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of Common Stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Common Stock.  We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made.  Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our Common Stock under Rule 144.

Sales of our common stock under Rule 144.

There are 19,027,316 shares of our common stock held by non-affiliates and 20,508,545 shares held by affiliates Rule 144 of the Securities Act of 1933 defines as restricted securities.

All of our shares held by non-affiliates are currently eligible for resale as they are either being registered in this offering or may be resold under Rule 144, however affiliates will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had approximately 64 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering, as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through December 31, 2011, including a Form 10-K for the year ended December 31, 2011, assuming this registration statement is declared effective before that date.  At or prior to December 31, 2011, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.  We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on December 31, 2011.  If we do not file a registration statement on Form 8-A at or prior to December 31, 2011, we will continue as a reporting company not subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our two most highly compensated executive officers other than our PEO who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for the years ended December 31, 2009 and 2008.

Name	Title	Year	Salary	Bonus	Stock awards	Option awards	Non equity incentive plan compensation	Non qualified deferred compensation	All other compensation	Total
Rui Xia Yuan	Chairman	2008 2009	0	0	0	0	0	0	0	0
Lijun Wu	CEO	2008 2009	0	0	0	0	0	0	0	0
Cuixian Wu	Secretary	2008 2009	0	0	0	0	0	0	0	0
Honghui Wen	CFO	2008 2009	0	0	0	0	0	0	0	0

Summary Equity Awards Table

The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of December 31, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END DECEMBER 31, 2009
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Rui Xia Yuan	0	0	0	0	0	0	0	0	0
Lijun Wu	0	0	0	0	0	0	0	0	0
Cuixian Wu	0	0	0	0	0	0	0	0	0
Honghui Wen	0	0	0	0	0	0	0	0	0

Narrative disclosure to summary compensation and option tables

We have no written or oral employment agreements or compensation arrangements with our named executive officers.

At no time during the last fiscal year with respect to any person listed in the Table above was there:

☐
any outstanding option or other equity-based award repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined;

☐	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;

☐	any option or equity grant;

☐	any non-equity incentive plan award made to a named executive officer;

☐	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or

☐	any payment for any item to be included under All Other Compensation (column (i)) in the Summary Compensation Table.

Board of Directors

Director Compensation for 2010

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Rui Xia Yuan	$6300	0	0	0	0	0	$6300
Lijun Wu	6300	0	0	0	0	0	$6300
Cuixian Wu	6300	0	0	0	0	0	$6300
Honghui Wen	$6300	0	0	0	0	0	$6300

We have  paid $6300 director fees (such as fees for retainer, committee service, service as chairman of the board or a committee, and meeting attendance) with each of the directors in year 2010 for the nine month period ending September 30, 2010..

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

CIS WORLD, INC

(A Development Stage Enterprise)

Audited Financial Statements

AS OF DECEMBER 31, 2009, 2008 & 2007
AND FOR THE PERIOD FROM NOVEMBER 9, 2007
(DATE OF INCEPTION) TO DECEMBER 31, 2009

Table of Contents

Independent Registered Public Accounting Firm’s Auditor’s Report on the
Consolidated Financial Statements

Board of Directors and Shareholders of CIS World, Inc.

We have audited the accompanying consolidated balance sheets of CIS World, Inc December 31, 2009, 2008 & 2007 and the related statements of operation, shareholders’ equity, and cash flows for the period from November 9, 2007 (date of inception) through December 31, 2009. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CIS World, Inc. as of December 31, 2009, 2008, and 2007, and the results of its operations and their cash flows for the period from November 9, 2007 (date of inception) through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The Company’s lack of operating history and financial resources raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if the Company is unable to generate significant revenue or secure financing, then the Company may be required to cease or curtail its operations.

/s/ Enterprise CPAs, Ltd.

Enterprise CPAs, Ltd.
Chicago, IL

July 6, 2010

CIS WORLD, INC
(A Development Stage Enterprise)
CONSOLIDATED BALANCE SHEET
	December 31	December 31	December 31
	2009	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$109,886	$153,791	$-
Accounts receivable, net	-	-	-
Inventory	14,524	-	-
Total current assets	$124,410	$153,791	$-
Other current assets:
Stock subscription receivable	-	-	20,000
Deposit	770	1,335	-
Loan to shareholder / officer	-	35,359	-
Prepaid expense	6,815	2,025	-
Prepaid to supplier	-	13,000	-
Total other current assets	$7,585	$51,719	$20,000

TOTAL ASSETS	$131,995	$205,510	$20,000

LIABILITIES & EQUITY
Current liabilities:
Account payable	2,662	4,488	1,026
Total current liabilities	$2,662	$4,488	$1,026
Other current liabilities:
Loan from shareholders / officers	-	-	4,101
Unearned income	15,869	20,253	-
Total other current liabilities	$15,869	$20,253	$4,101

Total liabilities	$18,531	$24,741	$5,126

Stockholders' Equity:
Common stock, $0.001 par value; 200,000,000 shares authorized; 39,535,861 shares issued and outstanding.	$39,536	$39,536	$20,000
Paid-in capital	230,871	230,871	-
Deficit accumulated during the development stage	(156,821)	(89,563)	(5,126)
Accumulated other comprehensive loss	(122)	(75)	-

Total stockholders' equity	$113,464	$180,769	$14,874
TOTAL LIABILITIES & EQUITY	$131,995	$205,510	$20,000

CIS WORLD, INC
(A Development Stage Enterprise)
CONSOLIDATED STATEMENT OF LOSS
			Period from	Cumulative from
	Year Ended	Year Ended	November 9, 2007	November 9, 2007
	December 31	December 31	( Date of Inception)	( Date of Inception)
	2009	2008	to December 31,2007	to December 31,2009
Revenues	$630,967	$244,362	$-	$875,329
Cost of Goods Sold	589,360	234,963	-	824,323
Gross Profit	$41,607	$9,399	$-	$51,006
Operating expenses:
Research and development	-	-	-	-
Selling, general and administrative expenses	108,875	93,898	5,126	207,899
Depreciation and amortization expenses	-	-	-	-
Total Operating Expenses	$108,875	$93,898	$5,126	$207,899

Operating Loss	$(67,268)	$(84,499)	$(5,126)	$(156,893)
				-
Investment income, net	$10	$62	$-	$72
Interest Expense, net	$-	$-	$-	$-
Loss before income taxes	$(67,258)	$(84,437)	$(5,126)	$(156,821)
Loss tax expense	$-	$-	$-	$-
Net Loss	$(67,258)	$(84,437)	$(5,126)	$(156,821)
				-
Net loss per common share- Basic	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Net loss per common share- Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Other comprehensive loss, net of tax:
Foreign currency translation adjustments	(47)	(75)	-	(122)
Other comprehensive loss	$(47)	$(75)	$-	$(122)
Comprehensive Loss	$(67,305)	$(84,512)	$(5,126)	$(156,943)

CIS WORLD, INC

(A Development Stage Enterprise)

STATEMENT OF STOCKHOLDERS EQUITY
The Period November 9, 2007 ( Date of Inception)
through December 31, 2009
				Deficit
				Accumulated	Accumulated
			Additional	During the	Other	Total
	Common Stock		Paid-in	Development	Comprehensive	Stockholders'
	Shares	Amount	Capital	Stage	Income (Loss)	Equity
Issuance of common stocks
to shareholders @0.001 per
share on November 9, 2007	20,000,000	$20,000	$-	$-	$-	$20,000

Net loss for the period
ended December 31, 2007				$(5,126)		$(5,126)
Balance, December 31, 2007	20,000,000	$20,000	$-	$(5,126)	$-	$14,874
Issuance of common stocks
to shareholders @0.01 per
share on January 31, 2008	4,460,000	$4,460	$40,140	$-	$-	$44,600

Issuance of common stocks
to shareholders @0.0137 per
share on March 31, 2008	611,598	$612	$7,767	$-	$-	$8,379

Issuance of common stocks
to shareholders @0.0137 per
share on April 30, 2008	14,266,263	$14,266	$181,182	$-	$-	$195,448

Issuance of common stocks
to Williams @0.01 per share
on June 30, 2008	198,000	$198	$1,782	$-	$-	$1,980

Adjustment for Exchange
rate changes					$(75)	$(75)

Net loss for the period
ended December 31, 2008				$(84,437)		$(84,437)
Balance, December 31, 2008	39,535,861	$39,536	$230,871	$(89,563)	$(75)	$180,769
Adjustment for Exchange
rate changes					$(47)	$(47)

Net loss for the period
ended December 31, 2009				$(67,258)		$(67,258)
Balance, December 31, 2009	39,535,861	$39,536	$230,871	$(156,821)	$(122)	$113,464

CIS WORLD, INC
(A Development Stage Enterprise)
CONSOLIDATED STATEMENT OF CASH FLOWS
			Period from	Cumulative from
	Year Ended	Year Ended	November 9, 2007	November 9, 2007
	December 31,	December 31,	(date of Inception)	(date of Inception)
	2009	2008	to December 31, 2007	to December 31, 2009
Operating Activities:
Net loss	$(67,258)	$(84,437)	$(5,126)	$(156,821)

Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash portion of share based legal fee expense	-	1,980	-	1,980
Inventory	(14,524)	-	-	(14,524)
Deposit	565	(1,335)	-	(770)
Loan to shareholder / officer	35,359	(35,359)	-	-
Prepaid expense	(4,790)	(2,025)	-	(6,815)
Prepaid payment to supplier	13,000	(13,000)	-	-
Account payable	(1,826)	3,462	1,026	2,662
Unearned income	(4,384)	20,253	-	15,869
Loan from shareholders / officer	-	(4,100)	4,100	-
Net cash provided by operating activities	$(43,858)	$(114,561)	$-	$(158,419)

Investing Activities:
Net cash provided by investing activities	$-	$-	$-	$-

Financing Activities:
Proceeds from issuance of common stock	-	268,427	-	268,427
Net cash provided by financing activities	$-	$268,427	$-	$268,427

Effect of Exchange Rate on Cash	$(47)	$(75)	$-	$(122)
Net increase (decrease) in cash and cash equivalents	$(43,905)	$153,791	$-	$109,886
Cash and cash equivalents at beginning of the year	$153,791	$-	$-	$-
Cash and cash equivalents at end of year	$109,886	$153,791	$-	$109,886

Supplemental schedule of non-cash investing and financing activities:
Common stock issued pursuant to stock subscription receivable -officers	$-	$-	$20,000	$-

CIS WORLD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A- BUSINESS DESCRIPTION

CIS World, Inc. (the “Company”) was incorporated under the laws of Nevada on November 9, 2007.  CIS World, Inc. has principle office at 375 N. Stephanie, Suite 1411, Henderson, NV 89104-8909.  CIS World, Inc. wholly owned branch located in the State of Illinois and has its principle office at 70 W Madison ST, Suite 1400, Chicago IL 60602, and the contact number is (312)214-3138.

CIS World, Inc. also established a subsidiary in Hong Kong.  CIS World, Ltd, as the wholly owned subsidiary, was registered on December 14, 2007 in Hong Kong.  It is a subsidiary of CIS World, Inc. to conduct and operate the business of trading services, distribution, and marketing of the printer consumables parts in Asia including China, Europe, North and South America.   The CIS World, Ltd is located at Flat C, 2F., Eastern Street, Sai Ying Pun, Hong Kong, and contact number is (0852)6052-2088.

The Company’s main business includes sourcing, distribution and marketing of Continue Ink Supply System and Refillable Cartridges in Asia, Europe, North and South America.

These parts are manufactured in China by Kang Zhi Xin Science and Technology (ShenZhen), Ltd. (“KZX”).  It was established in 2008 specializing in Continue Ink Supply System and Refillable Cartridges (“CISS”) manufacturing, and located at Fourth Industrial Parks of Rich Bridge, Fuyong Neighbourhood Bridgehead Community, B3 East Third Layer, Bao An District, ShenZhen City, Guangdong Province, PR China.  On December 10, 2008, CIS World, Ltd. signed a three year long-term distribution agreement with Kang Zhi Xin Science and Technology (ShenZhen), Ltd.  KZX gives CIS World, Ltd the right to import and sell its products in KZX’s trademark and brand name in Asia, Europe, North and South America.  KZX is a Chinese manufacturing company owned 39% by Ms. Cuixian Wu, the secretary of the Company.

Going Concern and Plan of Operation

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any profit from operations to date. These conditions raise substantial doubt about its ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

CIS WORLD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined FASB ASC Topic 915, “Development Stage Entities”. The Company has devoted substantially all of its efforts to the corporate formation, the raising of capital and attempting to raise sales.

Basis of accounting

The financial statements reflect the assets, revenues and expenditures of the Company on the accrual basis of accounting.

The Company’s fiscal year end is December 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain amounts reported in the financial statements and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2009, the Company has cash and cash equivalents of $ 109,886.

Organization Cost and Amortization

The Company incurred certain travel fees, legal fees and organization cost for setting up CIS World, Inc. in the State of Nevada, and the Company was incorporated on November 9, 2007, the cost was $5,126, and fully recorded as expense as of December 31, 2007.

Property, Plant, and Equipment Depreciation

Property, plant, and equipment are stated at cost.  Depreciation is being provided principally by straight line methods over the estimated useful lives of the assets.  As of December 31, 2009, there were no fixed assets in the Company’s balance sheets.

CIS WORLD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continue)

Foreign Currency Translation

The Company has determined the United States dollars to be its functional currency for CIS World, Inc; for our Hong Kong branch operations, local currency Hong Kong Dollar has been determined to be the functional currency.  Assets and liabilities were translated to U.S. dollars at the period-end exchange rate.  Statement of operations amounts were translated to U.S. dollars using the first date of each month during the year.  Gains and losses resulting from translating foreign currency financial statements are accumulated in other comprehensive income (loss), a separate component of shareholders’ equity.

Stock-Based Compensation

The Company accounts for stock issued for services using the fair value method.  In accordance with FASB ASC Topic 718, “Compensation - Stock Compensation”, the measurement date of shares issued for services is the date at which the counterparty’s performance is complete.

Basic and Diluted Net Loss Per Common Share

The Company computes per share amounts in accordance with FASB ASC Topic 260, “Earnings per Share”.  ASC 260 requires presentation of basic and diluted EPS.  Basic EPS is computed by dividing the income (loss) available to Common Shareholders by the weighted-average number of common shares outstanding for the period.  Diluted EPS is based on the weighted-average number of shares of common stock and common stock equivalents outstanding during the periods.

As of December 31, 2009, the Company only issued one type of shares, i.e., common shares only.  There are no other type of securities were issued.  Accordingly, the diluted and basic net loss per common share is the same.

Inventory

Inventories are stated at the lower of cost or market, with cost determined on an average basis. The cost of inventories was determined on a First-In, First-Out (“FIFO”) basis.

As of December 31, 2009, the company has an ending inventory of $14,524.

Prepaid Expense

As of December 31, 2009, the company prepaid $6,815 for trade shows and exhibitions for the year 2010.

CIS WORLD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Unearned Income

The Company delivers the products after the customers pay for the sales order. Revenue is recognized after the products are shipped out FOB shipping point.  As of December 31, 2009, one Indonesian customer paid $6,980 and one Thai customer paid $8,889 for the sales revenues that all realized in January 2010. Therefore, the Company has unearned income of $15,869 at December 31, 2009.

Revenue Recognition

In accordance with the FASB Accounting Standards Codification (ASC) 605-15-25 “Revenue Recognition for Sales of Product”, the Company recognizes revenue when it is realized or realizable and earned.  The revenue from the product sales transaction shall be recognized at time of sale if the following conditions are met:

•	The seller's price to the buyer is substantially fixed or determinable at the date of sale.

•	The buyer has paid the seller, or the buyer is obligated to pay the seller and the obligation is not contingent on resale of the product.

•	The buyer's obligation to the seller would not be changed in the event of theft or physical destruction or damage of the product.

•	The buyer acquiring the product for resale has economic substance apart from that provided by the seller.

•	The seller does not have significant obligations for future performance to directly bring about resale of the product by the buyer.

•	The amount of future returns can be reasonably estimated.

In accordance with paragraph 4-14 of FASB ASC 605-45, "Reporting Revenues Gross as a Principal versus Net as an Agent", the Company will recognize revenues on a gross basis.  ASC 605-45, paragraph 4-14 discusses whether revenues and cost of goods sold to arrive at gross profit and their corresponding assets and liabilities should be recorded at gross or net.  The following indicators of gross revenue recognition are existed in the Company:

•	Acts as principal in the transaction, Entity Is the Primary Obligor in the Arrangement.
•	Has risk and rewards of ownership, such as general inventory risk, risk of loss for collection, delivery and returns

CIS WORLD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)
Revenue Recognition (Continued)

•	Takes title to the products
•	Flexibility in pricing
•	Assumes credit risk
•	The company can change the products or perform part of the service, and the Company is involved in the determination of products or service specifications based on customer’s needs.

All the indicators of net revenue reporting (ASC 605-45, paragraph 16-23) are not existed in the Company.

The Company signed a three year distribution agreement with KZX on December 10, 2008, the term will be expire on December 10, 2011.  In this agreement, KZX would be a supplier for the Company, and the Company would purchase KZX’s Continue Ink Supply System and Refillable Cartridges (“CISS”).  The Company then sells CISS products from KZX and other related parts purchased from other supplies to customers.  KZX extends to the Company for manufacturer’s limited warranty for products’ quality issues.  Due to the unclear description of quality issues and product pricing in original distribution agreement, both parties revised the distribution agreement to accurately and clearly define both parties’ responsibilities.  The revised distribution agreement was signed on March 1, 2010, to be effective for the remaining terms of original signed agreement which will be expired on December 10, 2011.

Based on the revised distribution agreement for all products sold to customers, the Company is responsible for products’ quality issues.   KZX provides limited manufacturing warranty to end-user customers.  KZX warrants products against defects in materials and functionality under normal use for a period of fourteen (14) days from the date of purchase by the original end-user purchaser (“Warranty Period”). If a product defect arises and a valid claim is received within the Warranty Period, at its option and to the extent permitted by law, KZX will either (1) repair the product defect at no charge, using new parts or parts equivalent to new in performance and reliability, (2) exchange the product with a product that is new or equivalent to new in performance and reliability and is at least functionally equivalent to the original product, or (3) return the defected products and then refund the full purchase price of the product.  If the products were not covered by KZX’s limited manufacturing warranty, the Company would take care of the repair, refund, or replacement at the cost of the Company.

The Company is obligated to pay suppliers for cartridge sales when customers return them after the fourteen (14) day’s limited manufacturing warranty period.  Due to the Company’s customers were long-term repeat wholesalers, the Company replaced the returned products outside of the fourteen day warranty period with new purchased cartridges to customers.  The Company did not experience the refund for products returned whether within or outside of the fourteen day warranty period.

CIS WORLD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)
Revenue Recognition (Continued)
For returning the products by customers at warranty service, the Company would instruct customers to send back directly to supplier’s warehouse at Company’s cost.  The Company did not maintain a warehouse for inventory.  The inventory was temporarily located at supplier’s warehouse at designated space.

For all the products the Company purchased from other suppliers, the limited manufacturing warranty was also orally granted by other suppliers, including DZX.  For all the products the Company purchases either from KZX or other suppliers, the Company takes the titles of the products.  The Company then sells the products to customers and the products were usually shipped out at FOB shipping point Shenzhen, China, or shipping terms agreed with customers sales orders.  The Company is responsible for the physical loss of inventories.  As of December 31, 2009, the inventory is $14,524.

The Company used the cost plus pricing system to determine the sell price.  When the Company received customers’ inquiry about price quote about products, the Company then quoted the price based on the actual purchase cost of the specific products purchased either from KZX or other suppliers plus profit margin ranged from 5-10%.

If the customers accepted the quoted selling price, quantity, product specifications, and shipment terms, then the customers would place the sales order.  After receiving customer’s sales order, the Company would within 24 hours confirm with the customers for all sales terms.  Within three (3) days, with confirmation from suppliers that all the customers’ terms can be satisfied and the products can be delivered on time, then the Company issue invoice to customers and request the payment according to sales order’s selling amount.  The customer usually took 3-5 days to make payments.  After receipts of customer’s payment, the Company retained all the collections for the full selling price of the products, and there were no any portion or any payments were remitted to suppliers including KZX or DZX.

After receipts of customers’ payments, then the Company informed the suppliers to start manufacturing process and placed purchase order, the suppliers would issue the bills to the Company with the purchase price.  The suppliers usually took 7-20 days to complete manufacturing process.  After finishing the goods, the Company would arrange shipment and directly ship the products by common carriers to customers.  The shipment usually took 3-20 days depends on the carrier type either by air or ocean transportation. After the customers received the goods, inspected, and sent back the packing list confirmation with satisfactory.  The Company then made payment to the suppliers according to the bills amount invoiced to the Company.  The suppliers including KZX, DZX, and Dongzhixin Technology Co issued bills to the Company based on a cost plus basis, i.e., the suppliers charged their manufacturing cost plus 10%-20% profit margin.  The profit margin percentage varied according to the market price fluctuation, in average, KZX, DZX, and Dongzhixin Technology Co.’s profit margin percentage was 15%.

CIS WORLD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

The Company would assume credit risk for the Company’s sales transaction process, in which the customers made payment prior to shipment.  To minimize such credit risk, besides the limited manufacturing product warranty, the Company made orally promises to the customers through the sales transaction process, (1) for the quality problems, if detected and confirmed by customers, the customers can either request refund by returning the products to the Company, or request to replacement; (2) for the shipping problem, either delay or shortage of products, the customers can either request refund by returning the products to the Company, or request to replacement.

The Company took the sales order based on customers request for product specification and quantity volumes.  Based on customers’ request and specifications, the Company would confirm with suppliers for the needs of customers.  Based on the feedback from suppliers including KZX or DZX, the Company would keep communications with customers if the existing alternative or equivalent specifications developed by suppliers including KZX or DZX were accepted by customers.  After customer’s confirmation and acceptance, the Company then placed the purchase orders with suppliers and request suppliers to manufacture the products to satisfy customers’ needs.  The manufacturing process was solely the responsibilities of suppliers, the Company did not create or design new products but participated and communicated with customers and suppliers to provide the products with specifications to fit customer’s needs.  If the customers did not want the alternative or equivalent products specifications, then the Company may suggest customers to quote from other distributors.

The Company selected the suppliers mainly based on the quality of products, price, prompt delivery, customer services.  After the revised distribution agreement with KZX, there are no restrictions for the Company to select any other suppliers.

The company started to have sales orders from the month of April, 2008; most of the customers are from Indonesia, Thailand, Bolivia, Columbia, and Brazil.

During the year 2008, CIS World, Inc., purchased the Continue Ink Supply System and Refillable cartridges from the supplier Shenzhen DZX Technology Co. (DZX) on an order basis, which is located at 2nd FL, A Building, Fuhai Street, Xihe Community, Fuhai Road, Fuyong, Bao’an District, and Shenzhen, Guangdong, China.  The Company did not have distribution agreement with Shenzhen DZX Technology Co., Ltd.

CIS WORLD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)
Revenue Recognition (Continued)
For the year ended of December 31, 2008, CIS World, Inc has total Continue Ink Supply System and Refillable cartridges revenue of $244,362 from the Company’s major customers. All the Continue Ink Supply System and Refillable cartridges and related products were manufactured and supplied by Shenzhen DZX Technology Co in 2008.  The products were shipped out at FOB shipping point Shenzhen, China.  There were no purchases for products manufactured by KZX in 2008.

During the year 2009, CIS World, Inc expanded its business in Asian, North and South America. CIS World, Inc. purchased the products and Continue Ink Supply System and Refillable cartridges from the supplier Shenzhen DZX Technology Co. (“DZX”), and Kang Zhi Xin Science and Technology (ShenZhen), Ltd, (“KZX”), which is located at Fourth Industrial Parks of Rich Bridge, Fuyong Neighbourhood Bridgehead Community, B3 East Third Layer, Bao An District, ShenZhen City, Guangdong Province, PR China. The Company has signed a distribution agreement with Kang Zhi Xin Science and Technology (ShenZhen), Ltd, (“KZX”). The Company did not have any distribution agreements with DZX or any other suppliers.  The Company also purchased Inks and cartridge related parts on an order basis from Hong Kong Dongzhixin Technology Co., Limited, a Hong Kong trading company located at 5th Floor, SPA Centre, 53-55 Lockhart Road, Waichai, Hong Kong.

For the year ended of December 31, 2009, CIS World, Inc has total Continue Ink Supply System, Refillable cartridges, Inks and cartridge related parts revenues of $630,967.  The Continue Ink Supply System and Refillable cartridges and related products were manufactured and supplied by Shenzhen DZX Technology Co. (“DZX”), and Kang Zhi Xin Science and Technology (ShenZhen), Ltd, (“KZX”).  The products were shipped out at FOB shipping point Shenzhen, China, and FOB shipping point GuangZhou, China.  For the total revenue of $630,967, $119,549 was from the sales of the products manufactured by KZX, $299,108 was from the sales of the products manufactured by DZX, and rest of $212,310 was from Hong Kong Dongzhixin Technology Co., Limited, a Hong Kong trading company.  Though there was no written distribution agreement between the Company and DZX, the sales terms of the arrangement would be equivalent and be consistent with the terms of the arrangement with KZX.

Operating Expense
For the year ended 2009, 2008, and 2007, the Company incurred $108,875, $ 93,898, and $5,126 operating expense respectively.  Detail as showed at Exhibit A at the end of the financial notes.

Comprehensive Income
The company’s comprehensive income is comprised of net income, unrealized gains and losses on marketable securities classified foreign currency translation adjustments, and unrealized gains and losses on derivative financial instruments related to foreign currency hedging.

CIS WORLD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Tax

Income taxes are provided for tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences in asset and liability basis relate primarily to organization and start-up costs (use of different methods and periods to calculate deduction). Deferred taxes are also recognized for operating losses and tax credits that are available to offset future income taxes. The deferred tax assets and/or liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. The components of the deferred tax asset and liability are classified as current and concurrent based on their characteristics. Valuation allowances are provided for deferred tax assets based on management’s projection of the sufficiency of future taxable income to realize the assets.

Recent Accounting Pronouncements

The following pronouncements have become effective during the period covered by these financial statements or will become effective after the end of the period covered by these financial statements:

Pronouncement	Issued	Title
ASC 815	March 2008	Disclosures about Derivative Instruments and Hedging Activities—an amendment to FASB Statement No. 133
ASC 855	May 2009	Subsequent Events
ASC 105	June 2009	The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162
ASC 820	August 2009	Fair Value Measurements and Disclosures – Measuring Liabilities at Fair Value
ASC 260	September 2009	Earnings per Share – Amendments to Section 260-10-S99
ASC 820	September 2009	Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent)
ASC 605	October 2009	Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements – a consensus of the FASB Emerging Issues Task Force
ASC 470	October 2009	Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing – a consensus of the FASB Emerging Issues Task Force
ASC 860	December 2009	Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets
ASC 505	January 2010	Accounting for Distributions to Shareholders with Components of Stock and Cash – a consensus of the FASB Emerging Issues Task Force
ASC 810	January 2010	Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification
ASC 718	January 2010	Compensation – Stock Compensation (Topic 718): Escrowed Share Arrangements and the Presumption of Compensation
ASC 820	January 2010	Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements
ASC 855	February 2010	Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements
ASC 810	February 2010	Consolidation (Topic 810): Amendments for Certain Investment Funds
ASC 815	March 2010	Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives

Management does not anticipate that the new accounting pronouncements listed above will have a material impact on our financial statements.

Operating Leases

The Company entered into two leases for its corporate offices in under terms of non-cancelable operating leases. The lease term is from September 29, 2009 through September 30, 2010 and requires a $179 monthly lease payment, and this office is located at 70 West Madison ST, STE 1400, Chicago IL 60602, USA. Also, CIS World, Ltd entered into a lease for its Hong Kong branch as well; and the lease term is from January 1, 2008 through March 31, 2010 and requires a $385 monthly lease payment; and it is located Flat C, 2F, Eastern Street, Sai Ying Pui, Hong Kong.

NOTE C – RELATED PARTY TRANSACTIONS

Loans from Officer/Shareholder

As of December 31, 2007, there was an amount of $4,100 due to Officer for setting up the company. And the same amount has been returned to the Officer in January 2008.  At December 31, 2008, the balance due to officer or shareholder is zero, $0.

Loans to Officer / Shareholder

As December 31 2008, the Company advanced $35,359 to the Company’s director and shareholder Cuixian Wu; the outstanding balance is due on demand and no agreement was signed.  As of December 31, 2009, the loan amount was paid back to the Company, and there was no balance due from officer/shareholders as of December 31, 2009.

CIS WORLD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE C – RELATED PARTY TRANSACTIONS (Continued)

Common Shares Issued to Executive and Non-Executive Officers and Directors

As of December 31, 2009, total 20,508,545 shares were issued to officers and directors.

As of December 31, 2009, total 20,508,545 shares were issued to officers and directors as follows:

Name	Title	Total Shares	Total Amount	% of Common Share
RUIXIA YUAN	CHAIRMAN	8,508,545	$14,967	21.52%
LI JUN WU	CEO	6,000,000	$6,000	15.18%
CUIXIAN WU	DIRECTOR	4,000,000	$4,000	10.12%
HONG HUI WEN	CFO	2,000,000	$2,000	5.06%
TOTAL		20,508,545	$26,967	51.87%

Cost of Goods Sold

During the year 2008, CIS World, Ltd purchased the related products and Continue Ink Supply System and Refillable cartridges from the supplier Shenzhen DZX Technology Co., Ltd on order basis, which is located at 2nd FL, A Building, Fuhai Street, Xihe Community, Fuhai Road, Fuyong, Bao’an District, and Shenzhen, Guangdong, China.

The cost of goods sold for the year 2008 was $234,963, and there were no sales in 2007, accordingly there was no cost of goods sold incurred in 2007.

On December 10, 2008, CIS World, Ltd. signed a three year long-term distribution agreement with Kang Zhi Xin Science and Technology (ShenZhen), Ltd. (“KZX”), a manufacturing company in China.  KZX gives CIS World, Ltd the right to import and sell its products in KZX’s trademark and brand name in Asia, Europe, North and South America.  KZX is owned 39% by Ms. Cuixian Wu, a Director of CIS World, Inc.  The two entities, CIS World, Inc., and Kang Zhi Xin Science and Technology (ShenZhen), Ltd, are under certain common control relationship according to FASB ASC 850, “Related Party Disclosures”.

The products the Company will sell are manufactured in China by Kang Zhi Xin Science and Technology (ShenZhen), Ltd, (“KZX”).  KZX was established in 2008 specializing in Continue Ink Supply System and Refillable Cartridges (“CISS”) manufacturing, and located at Fourth Industrial Parks of Rich Bridge, Fuyong Neighbourhood Bridgehead Community, B3 East Third Layer, Bao An District, ShenZhen City, Guangdong Province, PR China.

CIS WORLD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE C – RELATED PARTY TRANSACTIONS (Continued)

Cost of Goods Sold (Continued)

The management of CIS World, Inc. believes that the purchase price for the parts from KZX will be market price. CIS World, Inc. and KZX are two totally separated entities, i.e., CIS World, Inc. is a USA corporation and will fully comply with USA regulations and USA general accepted accounting principles; KZX is a Chinese company and it will comply with Chinese legal systems. KZX, as a Chinese local manufacturer, will record their manufacturing costs and inventories based on the Chinese accounting regulations rulings.

When CIS World, Inc. purchases the parts from KZX, CIS World will record the actual costs paid to KZX as the costs for inventory of CIS World, Inc. There is no any relationship for KZX’s manufacturing historic costs with CIS World’s inventory value. Specifically, CIS’s inventory value is equal to the purchase price or actual cost of the parts purchased from KZX, and the purchase price of the parts will be fair market price. CIS World, Inc. will adopt the first-in and first-out inventory system according to generally accepted accounting principles in USA.

During the year 2009, CIS World, Ltd also purchased the products and Continue Ink Supply System and Refillable cartridges from the supplier Shenzhen DZX Technology Co., and Kang Zhi Xin Science and Technology (ShenZhen), Ltd, (“KZX”), which is located at Fourth Industrial Parks of Rich Bridge, Fuyong Neighbourhood Bridgehead Community, B3 East Third Layer, Bao An District, ShenZhen City, Guangdong Province, PR China. Furthermore, the Company purchased Inks and cartridge related parts from a Hong Kong Trading Company, Dongzhixin Technology Co., Limited, which is located at 5th Floor, SPA Centre, 53-55 Lockhart Road, Waichai, Hong Kong.

The cost of goods sold for the year 2009 was $589,360, and the Company has an ending inventory of $14,524 as of December 31, 2009.

NOTE D – SHAREHOLDERS’ EQUITY

Common Stock

Under the Company’s Articles of Incorporation dated November 9, 2007, the Company is authorized to issue 200,000,000 shares of capital stock with a par value of $0.001.

On November 9, 2007, the Company was incorporated in the State of Nevada.

CIS WORLD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE D – SHAREHOLDERS’ EQUITY (Continued)

On November 9, 2007, the Company issued 20,000,000 shares of common stock to the four founders of the Company, Ruixia Ruan, Lijun Wu, Cuixian Wu and Honghui Wen at $0.001 per share or $ 20,000 for initial capital (stock subscription receivable).

On January 31, 2008, total 4,460,000 shares were issued at price of $0.01 per share to 17 shareholders for $44,600.

On March 31, 2008, additional 611,598 common shares were issued to 2 shareholders and sold at price of $0.0137 per share.  The proceeds of $ 8,379 were received.

On April 30, 2008, one of the Company founder and Chairman Ruixia Ruan purchased additional 508,545 common shares at $ 0.0137 per share, and the amount of $ 6,967 was received. Also, additional 13,757,718 common shares at $ 0.0137 per share were issued to 40 shareholders for total proceeds of $ 188,481.

On June 30, 2008, 198,000 common shares were issued to Williams Law Group at $ 0.01 per share for the legal service value of $ 1,980.

Therefore, as of December 31, 2009, there was total of 39,535,861 shares issued and outstanding.

Stock Subscription Receivable - Officers

At November 9, 2007, the Company had receivables from its four founding stockholders aggregating $20,000 for the purchase of their Company common stock. The outstanding balance was due on demand and is unsecured. This receivable was subsequently paid in full during April 2008.

NOTE E– SUBSEQUENT EVENTS

The unearned income of $ 15,869 was recognized as sales revenue of the company at January 2010.

Amendments of Distribution Agreement

On March 31, 2010, the Company adjusted and modified the distribution agreement with Kang Zhi Xin Science and Technology (ShenZhen) Ltd. The term of the distribution agreement is not changed.

CIS WORLD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE F– GOING CONCERN

The Company is currently in the development stage and their activities consist solely of corporate formation, raising capital, and attempting to sell products to generate revenues.

There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations and carry out its business plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

As of December 31, 2009, the cash and cash equivalent balance was $109,886, and there is cumulative loss of $ 156,821 for the cumulative period from November 9, 2007 (Date of Inception) to December 31, 2009.  The management believes that the revenues will continue be generated and its cash flows will be maintained to cover all its operational costs and the risk of going concern in both short-term and long term is significantly low.

The Company’s lack of operating history and financial resources raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if the Company is unable to generate significant revenue or secure financing, then the Company may be required to cease or curtail its operations.

Exhibit A Operating Expense Details

	12/31/2009	12/31/2008	12/31/2007
Expense
Advertising Expenses	3,222	2,736	-
Bank Service Charges	1,252	1,152	-
Business License & Fees	25	449	-
Car/Truck Expense
Gas	628	931	-
Total Car/Truck Expense	628	931	-
Directors fee	28,800	6,179	-
Commission	8,765	-	-
Marketing and promotion fee	2,415	25,029	-
Meals and Entertainment	1,293	2,474	-
Misc Expense	-	19	-
Office Supplies	3,053	2,082	-
Organization Cost	-	-	5,126
Postage and Shipping	-	264	-
Printing and Reproduction	2,988	1,152	-
Professional Fees
Accounting Fee	972	-	-
Audit Fee	15,000	-	-
SEC Filling Fee	1,375	-	-
Legal Fees	13,738	13,980	-
Total Professional Fees	31,084	13,980	-
Rent	14,756	11,270	-
Telephone and Fax	489	190	-
Trade Show & Exhibition	6,318	7,697	-
Travel
Air Tickets	3,019	8,709	-
Hotels	337	4,042	-
Taxi & Local Transportation	316	710	-
Travel - Other	-	4,000	-
Total Travel	3,672	17,462	-
Utilities
Electricity Expense	-	374	-
Gas	116	459	-
Total Utilities	116	832	-
Total Expense	$108,875	$93,898	$5,126

FINANCIAL STATEMENTS

CIS WORLD, INC

(A Development Stage Enterprise)

Unaudited Financial Statements

As of September 30, 2010

CIS WORLD, INC
(A Development Stage Enterprise)
CONSOLIDATED BALANCE SHEET

	September 30	December 31	December 31
	2010	2009	2008
	Unaudited	Unaudited	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$152,806	$109,886	$153,791
Inventory	6,000	14,524	-
Total current assets	$158,806	$124,410	$153,791
Other current assets:
Stock subscription receivable	-	-	-
Deposit	770	770	1,335
Loan to shareholder / officer	-	-	35,359
Prepaid expense	-	6,815	2,025
Prepaid to supplier	-	-	13,000
Total other current assets	$770	$7,585	$51,719

TOTAL ASSETS	$159,576	$131,995	$205,510

LIABILITIES & EQUITY
Current liabilities:
Account payable	47,354	2,662	4,488
Total current liabilities	$47,354	$2,662	$4,488
Other current liabilities:
Unearned income	-	15,869	20,253
Total other current liabilities	$-	$15,869	$20,253

Total Liabilities	$47,354	$18,531	$24,741

Stockholders' Equity:
Common stock, $0.001 par value; 200,000,000 shares authorized; 39,535,861 shares issued and outstanding.	$39,536	$39,536	$39,536
Paid-in capital	230,871	230,871	230,871
Deficit accumulated during the development stage	(158,067)	(156,821)	(89,563)
Accumulated other comprehensive loss	(118)	(122)	(75)
Total Stockholders' Equity	$112,222	$113,464	$180,769

TOTAL LIABILITIES & EQUITY	$159,576	$131,995	$205,510

CIS WORLD, INC
(A Development Stage Enterprise)
CONSOLIDATED STATEMENT OF LOSS

					Cumulative from
	Nine Months Ended		Three Months Ended		November 9, 2007
	September 30		September 30		(Date of Inception)
	2010	2009	2010	2009	to September 30, 2010
	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited
Revenues	$715,677	$469,367	$300,498	$187,620	$1,591,006
Cost of Goods Sold	654,873	452,504	275,314	180,802	1,479,196
Gross Profit	$60,804	$16,863	$25,184	$6,818	$111,810
Operating Expenses:
Research and development	-	-	-	-	-
Selling, general and administrative expenses	62,051	33,951	33,584	21,979	269,950
Depreciation and amortization expenses	-	-	-	-	-
Total Operating Expenses	$62,051	$33,951	$33,584	$21,979	$269,950

Operating Loss	$(1,247)	$(17,088)	$(8,400)	$(15,161)	$(158,140)
					-
Investment income, net	$1	$6	$-	$-	$73
Interest expense, net	$-	$-	$-	$-	$-
Income (loss) before income taxes	$(1,246)	$(17,082)	$(8,400)	$(15,161)	$(158,067)
Income (loss) tax expense	$-	$-	$-	$-	$-
Net Income (loss)	$(1,246)	$(17,082)	$(8,400)	$(15,161)	$(158,067)
					-
Net Income (loss) per common share- Basic	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Net Income (loss) per common share- Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	4	-	-	-	(118)
Other comprehensive income loss)	$4	$-	$-	$-	$(118)
Comprehensive Income (Loss)	$(1,242)	$(17,082)	$(8,400)	$(15,161)	$(158,185)

CIS WORLD, INC
(A Development Stage Enterprise)
STATEMENT OF STOCKHOLDERS EQUITY
The Period November 9, 2007 ( Date of Inception)
through September 30, 20010 ( Unaudited )

				Deficit
				Accumulated	Accumulated
			Additional	During the	Other	Total
	Common Stock		Paid-in	Development	Comprehensive	Stockholders'
	Shares	Amount	Capital	Stage	Income (Loss)	Equity
Issuance of common stocks to shareholders @0.001 per share on November 9, 2007	20,000,000	$20,000	$-	$-	$-	$20,000

Net loss for the period ended December 31, 2007				$(5,126)		$(5,126)
Balance, December 31, 2007	20,000,000	$20,000	$-	$(5,126)	$-	$14,874
Issuance of common stocks to shareholders @0.01 per share on January 31, 2008	4,460,000	$4,460	$40,140	$-	$-	$44,600

Issuance of common stocks to shareholders @0.0137 per share on March 31, 2008	611,598	$612	$7,767	$-	$-	$8,379

Issuance of common stocks to shareholders @0.0137 per share on April 30, 2008	14,266,263	$14,266	$181,182	$-	$-	$195,448

Issuance of common stocks to Williams @0.01 per share on June 30, 2008	198,000	$198	$1,782	$-	$-	$1,980

Adjustment for Exchange rate changes					$(75)	$(75)

Net loss for the period ended December 31, 2008				$(84,437)		$(84,437)
Balance, December 31, 2008	39,535,861	$39,536	$230,871	$(89,563)	$(75)	$180,769
Adjustment for Exchange rate changes					$(47)	$(47)

Net loss for the period ended December 31, 2009				$(67,258)		$(67,258)
Balance, December 31, 2009	39,535,861	$39,536	$230,871	$(156,821)	$(122)	$113,464
Adjustment for Exchange rate changes					$4	$4

Net loss for the period ended September 30, 2010				$(1,246)		$(1,246)
Balance, September 30, 2010	39,535,861	$39,536	$230,871	$(158,067)	$(118)	$112,222

CIS WORLD, INC
(A Development Stage Enterprise)
CONSOLIDATED STATEMENT OF CASH FLOWS

					Cumulative from
	Nine Months Ended		Three Months Ended		November 9, 2007
	September 30		September 30		(Date of Inception) to
	2010	2009	2010	2009	September 30, 2010
	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited
Operating Activities:
Net loss	$(1,246)	$(17,082)	$(8,400)	$(15,161)	$(158,067)
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash portion of share based legal fee expense					1,980
Inventory	8,524	-	8,978	-	(6,000)
Deposit	-	(385)	-	(385)	(770)
Loan to shareholder / officer	-	35,359	-	32,649	-
Prepaid expense	6,815	-	6,815	-	-
Prepaid to supplier	-	13,000	-	72,197	-
Account payable	44,692	6,921	(42,551)	11,409	47,354
Unearned income	(15,869)	(18,170)	(9,978)	(10,250)	-
Net cash provided by operating activities	$42,916	$19,643	$(45,136)	$90,459	$(115,503)

Investing Activities:
Net cash provided by investing activities	$-	$-	$-	$-	$-

Financing Activities:
Proceeds from issuance of common stock	-	-	-	-	268,427
Net cash provided by financing activities	$-	$-	$-	$-	$268,427

Effect of Exchange Rate on Cash	$4	$-	$-	$-	$(118)
Net increase (decrease) in cash and cash equivalents	$42,920	$19,643	$(45,136)	$90,459	$152,806
Cash and cash equivalents at beginning of the period	$109,886	$153,791	$197,942	$82,975	$-
Cash and cash equivalents at end of the period	$152,806	$173,434	$152,806	$173,434	$152,806

Supplemental schedule of non-cash investing and financing activities:
Common stock issued pursuant to stock subscription receivable -officers	$-	$-	$-	$-	$-

CIS WORLD, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE A- BUSINESS DESCRIPTION
CIS World, Inc. (the “Company”) incorporated under the laws of Nevada on November 9, 2007.  CIS World, Inc. has principle office at 375 N. Stephanie, Suite 1411, Henderson, NV 89014-8909.  CIS World, Inc. wholly owned branch located in the State of Illinois and has principle office at 70 W Madison ST, Suite 1400, Chicago IL 60602, and the contact number is (312)214-3138.  Besides USA branch, CIS World, Inc. also established one subsidiary in Hong Kong:

CIS World, Ltd, as the wholly owned subsidiary, is registered on December 14, 2007 In Hong Kong.  It is a subsidiary on behalf of CIS World, Inc. to conduct and operate the business of trading services, distribution, and marketing of the printer consumables parts in Asia, Europe, North and South America. The CIS World, Ltd is located at Flat C, 2F., Eastern Street, Sai Ying Pun, HongKong, and contact number is (0852)6052-2088.

The Company’s main business includes sourcing, distribution and marketing of Continue Ink Supply System and Refillable Cartridges in Asia, Europe, North and South America.

These parts are manufactured in China by Kang Zhi Xin Science and Technology (ShenZhen), Ltd. (“KZX”).  It was established in 2008 specializing in Continue Ink Supply System and Refillable Cartridges (“CISS”) in manufacturing, and located at Fourth Industrial Parks of Rich Bridge, Fuyong Neighbourhood Bridgehead Community, B3 East Third Layer, Bao An District, ShenZhen City, Guangdong Province, PR China.  On December 10, 2008, CIS World, Ltd. signed a three years long-term exclusive distribution agreement with Kang Zhi Xin Science and Technology (ShenZhen), Ltd. KZX gives CIS World, Ltd the exclusive right of import and sell its products in KZX’s trademark and brand name in Asia, Europe, North and South America.  KZX is a Chinese manufacturing company owned 39% by Ms. Cuixian Wu, the secretary of the Company.

Going Concern and Plan of Operation
The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any revenues from operations to date. These conditions raise substantial doubt about its ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

CIS WORLD, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES

At September 30, 2010 and for the nine months then ended, the consolidated financial statements reflect the assets, revenues and expenditures of the Company on the accrued basis of accounting. And the consolidated financial statements of the Company include the accounts of CIS World, Inc and CIS World, Ltd. All significant intercompany balances and transactions have been eliminated in consolidation.

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain amounts reported in the financial statements and disclosures. Accordingly, actual results could differ from those estimates.

The Company has determined the United States dollars to be its functional currency for CIS World, Inc; Hong Kong dollar and US dollar to be its functional currency in CIS World, Ltd. Assets and liabilities were translated to U.S. dollars at the period-end exchange rate. Statement of operations amounts were translated to U.S. dollars using the first date of each month during the year. Gains and losses resulting from translating foreign currency financial statements are accumulated in other comprehensive income (loss), a separate component of shareholders’ equity.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of September 30, 2010, the company has cash and cash equivalents of $ 152,806.

Property, Plant, and Equipment Depreciation

Property, plant, and equipment are stated at cost.  Depreciation is being provided principally by straight line methods over the estimated useful lives of the assets.  As of September 30, 2010, there were no fixed assets in the Company’s balance sheet.

CIS WORLD, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation

The Company accounts for stock issued for services using the fair value method.  In accordance with FASB ASC Topic 718, “Compensation - Stock Compensation”, the measurement date of shares issued for services is the date at which the counterparty’s performance is complete.

Basic and Diluted Net Loss Per Common Share

The Company computes per share amounts in accordance with FASB ASC Topic 260, “Earnings per Share”.  ASC 260 requires presentation of basic and diluted EPS.  Basic EPS is computed by dividing the income (loss) available to Common Shareholders by the weighted-average number of common shares outstanding for the period.  Diluted EPS is based on the weighted-average number of shares of common stock and common stock equivalents outstanding during the periods.

As of September 30, 2010, the Company only issued one type of shares, i.e., common shares only.  There are no other types securities were issued.  Accordingly, the diluted and basic net loss per common share is the same.

Inventory

Inventories are stated at the lower of cost or market, with cost determined on an average basis. The cost of inventories was determined on a First-In, First-Out (“FIFO”) basis.

As of September 30, 2010, the company has an ending inventory of $6,000.

Prepaid Expense

As of June 30, 2010, the company prepaid $6,815 for the trade shows and exhibitions expense; from the period of July to September 2010, the $ 6,815 was expensed.

Revenue Recognition

In accordance with the FASB Accounting Standards Codification (ASC) 605-15-25 “Revenue Recognition for Sales of Product”, the Company recognizes revenue when it is realized or realizable and earned.  The revenue from the product sales transaction shall be recognized at time of sale if the following conditions are met:

CIS WORLD, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

•	The seller's price to the buyer is substantially fixed or determinable at the date of sale.

•	The buyer has paid the seller, or the buyer is obligated to pay the seller and the obligation is not contingent on resale of the product.

•	The buyer's obligation to the seller would not be changed in the event of theft or physical destruction or damage of the product.

•	The buyer acquiring the product for resale has economic substance apart from that provided by the seller.

•	The seller does not have significant obligations for future performance to directly bring about resale of the product by the buyer.

•	The amount of future returns can be reasonably estimated.

In accordance with paragraph 4-14 of FASB ASC 605-45, "Reporting Revenues Gross as a Principal versus Net as an Agent", the Company will recognize revenues on a gross basis.  ASC 605-45 discusses whether revenues and cost of goods sold to arrive at gross profit and their corresponding assets and liabilities should be recorded at gross or net.  The following indicators of gross revenue recognition are existed in the Company:

•	Acts as principal in the transaction.
•	Has risk and rewards of ownership, such as general inventory risk, risk of loss for collection, delivery and returns
•	Takes title to the products
•	Flexibility in pricing
•	Assumes credit risk
•	The company can change the products or perform part of the service, and the Company is involved in the determination of products or service specifications based on customer’s needs.

All the indicators of net revenue reporting (ASC 605-45, paragraph 16-23) are not existed in the Company.

CIS WORLD, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

The Company signed a three year distribution agreement with KZX on December 10, 2008, The term will be expired on December 10, 2011.  In this agreement, KZX would be a supplier for the Company, and the Company would purchase KZX’s Continue Ink Supply System and Refillable Cartridges (“CISS”).  The Company then sells CISS products from KZX and other related parts purchased from other supplies to customers.  KZX extends to the Company for manufacturer’s limited warranty for products’ quality issues.  Due to the unclear description of quality issues and product pricing in original distribution agreement, both parties revised the distribution agreement to accurately and clearly define both parties’ responsibilities.  The revised distribution agreement was signed on March 1, 2010, and December 22, 2010 respectively to be effective for the remaining terms of original signed agreement which will be expired on December 10, 2011.

Based on the revised distribution agreement for all products sold to customers, the Company is responsible for products’ quality issues.   KZX provides limited manufacturing warranty to end-user customers.  KZX warrants products against defects in materials and functionality under normal use for a period of fourteen (14) days from the date of purchase by the original end-user purchaser (“Warranty Period”). If a product defect arises and a valid claim is received within the Warranty Period, at its option and to the extent permitted by law, KZX will either (1) repair the product defect at no charge, using new parts or parts equivalent to new in performance and reliability, (2) exchange the product with a product that is new or equivalent to new in performance and reliability and is at least functionally equivalent to the original product, or (3) return the defected products and then refund the full purchase price of the product.  If the products were not covered by KZX’s limited manufacturing warranty, the Company would take care of the repair, refund, or replacement at the cost of the Company.

The Company is obligated to pay suppliers for cartridge sales when customers return them after the fourteen (14) day’s limited manufacturing warranty period.  Due to the Company’s customers were long-term repeat wholesalers, the Company replaced the returned products outside of the fourteen day warranty period with new purchased cartridges to customers.  The Company did not experience the refund for products returned whether within or outside of the fourteen day warranty period.

CIS WORLD, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continued)
Revenue Recognition (Continued)

For returning the products by customers at warranty service, the Company would instruct customers to send back directly to supplier’s warehouse at Company’s cost.  The Company did not maintain a warehouse for inventory.  The inventory was temporarily located at supplier’s warehouse at designated space.

For all the products the Company purchased from other suppliers, the limited manufacturing warranty was also orally granted by other suppliers, including DZX.  For all the products the Company purchases either from KZX or other suppliers, the Company takes the titles of the products.  The Company then sells the products to customers and the products were usually shipped out at FOB shipping point Shenzhen, China, or shipping terms agreed with customers’ sales orders.  The Company is responsible for the physical loss of inventories.  As of September 30, the inventory was $6000.

For all the products the Company purchased either from KZX or other suppliers, the Company took the titles of the products.  The Company then sold the products to customers and the products were shipped out at FOB shipping point Shenzhen, China.  The Company is responsible for the return products by customers and for the physical loss of inventories.

The Company used the cost plus pricing system to determine the sell price.  When the Company received customers’ inquiry about price quote about products, the Company then quoted the price based on the actual purchase cost of the specific products purchased either from KZX or other suppliers plus profit margin ranged from 5-10%.

If the customers accepted the quoted selling price, quantity, product specifications, and shipment terms, then the customers would place the sales order.  After receiving customer’s sales order, the Company would within 24 hours confirm with the customers for all sales terms.  Within three (3) days, with confirmation from suppliers that all the customers’ terms can be satisfied and the products can be delivered on time, then the Company issue invoice to customers and request the payment according to sales order’s selling amount.  The customer usually took 3-5 days to make payments.  After receipts of customer’s payment, the Company retained all the collections for the full selling price of the products, and there were no any portion or any payments were remitted to suppliers including KZX or DZX.

After receipts of customers’ payments, then the Company informed the suppliers to start manufacturing process and placed purchase order, the suppliers would issue the bills to the Company with the purchase price.  The suppliers usually took 7-20 days to complete manufacturing process.  After finishing the goods, the Company would arrange shipment and directly ship the products by common carriers to customers.  The shipment usually took 3-20 days depends on the carrier type either by air or ocean transportation. After the customers received the goods, inspected, and sent back the packing list confirmation with satisfactory.

CIS WORLD, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continued)
Revenue Recognition (Continued)
The Company then made payment to the suppliers according to the bills amount invoiced to the Company. The suppliers including KZX, DZX, and Dongzhixin Technology Co. issued bills to the Company based on a cost plus basis, i.e., the suppliers charged their manufacturing cost plus 10%-20% profit margin.  The profit margin percentage varied according to the market price fluctuation, in average, KZX, DZX, and Dongzhixin Technology Co.’s profit margin percentage was 15%.

The Company may assume credit risk for the Company’s sales transaction process, in which the customers made payment prior to shipment.  To minimize such credit risk, besides the limited manufacturing product warranty, the Company made orally promises to the customers through the sales transaction process, (1) for the quality problems, if detected and confirmed by customers, the customers can either request refund by returning the products to the Company, or request to replacement; (2) for the shipping problem, either delay or shortage of products, the customers can either request refund by returning the products to the Company, or request to replacement.

The Company took the sales order based on customers request for product specification and quantity volumes.  Based on customers’ request and specifications, the Company would confirm with suppliers for the needs of customers.  Based on the feedback from suppliers including KZX or DZX, the Company would keep communications with customers if the existing alternative or equivalent specifications developed by suppliers including KZX or DZX were accepted by customers.  After customer’s confirmation and acceptance, the Company then placed the purchase orders with suppliers and request suppliers to manufacture the products to satisfy customers’ needs.  The manufacturing process was solely the responsibilities of suppliers, the Company did not create or design new products but participated and communicated with customers and suppliers to provide the products with specifications to fit customer’s needs.  If the customers did not want the alternative or equivalent products specifications, then the Company may suggest customers to quote from other distributors.

The Company selected the suppliers mainly based on the quality of products, price, prompt delivery, customer services.  After the revised distribution agreement with KZX, there were no restrictions for the Company to select any other suppliers.

For the period of January 1, 2010 to September 30, 2010, CIS World, Ltd purchased the products and Continue Ink Supply System and Refillable cartridges from the supplier Kang Zhi Xin Science and Technology (ShenZhen), Ltd, (“KZX”), which is located at Fourth Industrial Parks of Rich Bridge, Fuyong Neighbourhood Bridgehead Community, B3 East Third Layer, Bao An District, ShenZhen City, Guangdong Province, PR China. Also, the Company purchased Inks and cartridge related parts from a Hong Kong Trading Company, Dongzhixin Technology Co., Limited, which is located at 5th Floor, SPA Centre, 53-55 Lockhart Road, Waichai, Hong Kong.

CIS WORLD, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

For the nine months ended of September 30, 2010, CIS World, Inc has total Continue Ink Supply System, Refillable cartridges, Inks and cartridge related parts revenues of $715,677. The Continue Ink Supply System and Refillable cartridges and related products were manufactured and supplied by Kang Zhi Xin Science and Technology (ShenZhen), Ltd, (“KZX”).  The Inks and cartridge related parts were manufactured and supplied by Dongzhixin Technology Co., Limited. The products were shipped out at FOB shipping point Shenzhen, China, and FOB shipping point GuangZhou, China.  For the total sales revenue of $715,677, $551,647 was from the sales of the products manufactured by KZX, $164,030 was from the sales of the products manufactured by Hong Kong Dongzhixin Technology Co., Limited, a Hong Kong trading company.  In 2010, there were no purchases from Shenzhen DZX.

Operating Expense

Operating expenses are consisting of director fees, professional fees, rent expense, trade shows expenses, and other general and administrative expenses.  At the nine months period ended of September 30, 2010 and 2009, there was a total of $ 62,051 and $ 33,951 operating expenses for the Company respectively.  Detail is showed in Exhibit B.

Income Tax

Income taxes are provided for tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the bases of assets and liabilities for financial statement and income tax purposes. The differences in asset and liability bases relate primarily to organization and start-up costs (use of different methods and periods to calculate deduction). Deferred taxes are also recognized for operating losses and tax credits that are available to offset future income taxes. The deferred tax assets and/or liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. The components of the deferred tax asset and liability are classified as current and concurrent based on their characteristics. Valuation allowances are provided for deferred tax assets based on management’s projection of the sufficiency of future taxable income to realize the assets.

CIS WORLD, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continued)
Recent Accounting Pronouncements

The following pronouncements have become effective during the period covered by these financial statements or will become effective after the end of the period covered by these financial statements:
Pronouncement	Issued	Title
ASC 815	March 2008	Disclosures about Derivative Instruments and Hedging Activities—an amendment to FASB Statement No. 133
ASC 855	May 2009	Subsequent Events
ASC 105	June 2009	The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162
ASC 820	August 2009	Fair Value Measurements and Disclosures – Measuring Liabilities at Fair Value
ASC 260	September 2009	Earnings per Share – Amendments to Section 260-10-S99
ASC 820	September 2009	Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent)
ASC 605	October 2009	Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements – a consensus of the FASB Emerging Issues Task Force
ASC 470	October 2009	Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing – a consensus of the FASB Emerging Issues Task Force
ASC 860	December 2009	Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets
ASC 505	January 2010	Accounting for Distributions to Shareholders with Components of Stock and Cash – a consensus of the FASB Emerging Issues Task Force
ASC 810	January 2010	Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification
ASC 718	January 2010	Compensation – Stock Compensation (Topic 718): Escrowed Share Arrangements and the Presumption of Compensation
ASC 820	January 2010	Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements
ASC 855	February 2010	Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements
ASC 810	February 2010	Consolidation (Topic 810): Amendments for Certain Investment Funds
ASC 815	March 2010	Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives

Management does not anticipate that the new accounting pronouncements listed above will have a material impact on our financial statements.

CIS WORLD, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income

The company’s comprehensive income is comprised of net income, unrealized gains and losses on marketable securities classified foreign currency translation adjustments, and unrealized gains and losses on derivative financial instruments related to foreign currency hedging.

NOTE C – RELATED PARTY TRANSACTIONS

Common Shares Issued to Executive and Non-Executive Officers and Directors

As of September 30, 2010, total 20,508,545 shares were issued to officers and directors.  Please see the Table below for details:

Common Shares Issued to Executive and Non-Executive Officers and Directors (Continued)

Name	Title	Total Shares	Total Amount	% of Common Share
RUIXIA YUAN	CHAIRMAN	8,508,545	$14,967	21.52%
LI JUN WU	CEO	6,000,000	$6,000	15.18%
CUIXIAN WU	DIRECTOR	4,000,000	$4,000	10.12%
HONG HUI WEN	CFO	2,000,000	$2,000	5.06%
TOTAL		20,508,545	$26,967	51.87%

Operating Leases

The Company entered into two leases for its corporate offices in under terms of non-cancelable operating leases. The lease term is from September 29, 2009 through September 30, 2010 and requires a $ 179 monthly lease payment, and this office is located at 70 West Madison ST, STE 1400, Chicago IL 60602, USA. Also, CIS World, Ltd entered into a lease for its Hong Kong branch as well; and the lease term is from April 1, 2010 through March 31, 2011 and requires a $385 monthly lease payment; and it is located Flat C, 2F, Eastern Street, Sai Ying Pui, Hong Kong.

CIS WORLD, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE C – RELATED PARTY TRANSACTIONS (Continued)

Cost of Goods Sold

On December 10, 2008, CIS World, Ltd. signed a three years long-term distribution agreement with Kang Zhi Xin Science and Technology (ShenZhen), Ltd (“KZX”), a manufacturing company in China.  KZX gives CIS World, Ltd the right of import and sell its products in KZX’s trademark and brand name in Asia, Europe, North and South America.  KZX is owned 39% by Ms. Cuixian Wu, director and shareholder of 10.12% issued common shares for CIS World, Inc.  The two entities, CIS World, Inc., and Kang Zhi Xin Science and Technology (ShenZhen), Ltd, are under certain common control relationship according to FASB ASC 850, “Related Party Disclosures”.

The products the Company will sell are manufactured in China by Kang Zhi Xin Science and Technology (ShenZhen), Ltd, (“KZX”). It was established in 2008 specializing in Continue Ink Supply System and Refillable Cartridges (“CISS”) in manufacturing, and located at Fourth Industrial Parks of Rich Bridge, Fuyong Neighbourhood Bridgehead Community, B3 East Third Layer, Bao An District, ShenZhen City, Guangdong Province, PR China.

The management of CIS World, Inc. believes that the purchase price for the parts from KZX will be market price. CIS World, Inc. and KZX are two totally separated entities, i.e., CIS World, Inc. is a USA corporation and will fully comply with USA regulations and USA general accepted accounting principles; KZX is a Chinese company and it will comply with Chinese legal systems. KZX, as a Chinese local manufacturer, will record their manufacturing costs and inventories based on the Chinese accounting regulations rulings. But, when CIS World, Inc. purchases the parts from KZX, CIS World will record the actual costs paid to KZX as the costs for inventory of CIS World, Inc. There is no any relationship for KZX’s manufacturing historic costs with CIS World’s inventory value. Specifically, CIS’s inventory value is equal to the purchase price or actual cost of the parts purchased from KZX, and the purchase price of the parts will be fair market price. CIS World, Inc. will adopt the first-in and first-out inventory system according to generally accepted accounting principles in USA.

For the period of January 1, 2010 to September 30, 2010, CIS World, Ltd purchased the products and Continue Ink Supply System and Refillable cartridges from the supplier Kang Zhi Xin Science and Technology (ShenZhen), Ltd, (“KZX”), and the Company purchased Inks and cartridge related parts from a Hong Kong Trading Company, Dongzhixin Technology Co., Limited.

For the nine months ended of September 30, 2010, the Company incurred cost of good sold of $ 654,873..

CIS WORLD, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE D – SHAREHOLDERS’ EQUITY

Common Stock

Under the Company’s Articles of Incorporation dated November 9, 2007, the Company is authorized to issue 200,000,000 shares of capital stock with a par value of $0.001.

On November 9, 2007, the Company was incorporated in the State of Nevada.

On November 9, 2007, the Company issued 20,000,000 shares of common stock to the four founders of the Company, Ruixia Ruan, Lijun Wu, Cuixian Wu and Honghui Wen at $0.001 per share or $ 20,000 for initial capital (stock subscription receivable).

On January 31, 2008, total 4,460,000 shares were issued at price of $0.01 per share to 17 shareholders for $ 44,600.

On March 31, 2008, additional 611,598 common shares were issued to 2 shareholders and sold at price of $0.0137 per share.  The proceeds of $ 8,379 were received

On April 30, 2008, one of the Company founder and Chairman Ruixia Ruan purchased additional 508,545 common shares at $ 0.0137 per share, and the amount of $ 6,967 was received. Also, additional 13,757,718 common shares at $ 0.0137 per share were issued to 40 shareholders for total proceeds of $ 188,481.

On June 30, 2008, 198,000 common shares were issued to Williams Law Group at $ 0.01 per share for the legal service value of $ 1,980.

As of September30, 2010, there’s no more additional shares issued.

Therefore, as of September 30, 2010, there was total share of 39,535,861 shares issued and outstanding.

Stock Subscription Receivable - Officers

At November 9, 2007, the Company had receivables from its four founding stockholders aggregating $20,000 for the purchase of their Company common stock. The outstanding balance is due on demand and is unsecured. This receivable was subsequently paid in full during April 2008.

CIS WORLD, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE F– GOING CONCERN

The Company is currently in the development stage and their activities consist solely of corporate formation, raising capital, and attempting to sell products to generate revenues.

There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations and carry out its business plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

As of September 30, 2010, the cash and cash equivalent balance was $152,806, and there is cumulative loss of $ 158,067 for the cumulative period from November 9, 2007 (Date of Inception) to September 30, 2010.  The management believes that the revenues will continue be generated and its cash flows will be maintained to cover all its operational costs and the risk of going concern in both short-term and long term is low.

Exhibit B - Operating Expense Details

	Nine Month Ended	Nine Month Ended	Nine Month Ended
	9/30/2010	9/30/2009	9/30/2008
Expense
Advertising Expense	-	-	2,736
Bank Service Charges	1,111	660	835
Business License & Fees	-	25	-
Car/Truck Expense	1,409	87	628
Commission	1,736	-	-
Directors Fees	25,200	-	3,083
Marketing and Promotion Fee	-	-	16,513
Meals and Entertainment	982	627	1,625
Other Expense	-	-	19
Office Supplies	595	159	1,477
Printing	-	-	760
Postage and Shipping	-	-	57
Total Professional Fees	18,132	17,584	13,980
Total Rent	5,076	12,015	7,265
Telephone and Fax	222	267	-
Trade Show & Exhibition	6,815	-	7,697
Total Travel	772	2,410	14,698
Utilities	-	116	361
Total Expense	62,051	33,951	71,735

PROSPECTUS
CIS WORLD, INC.
Dated _____________, 2011

Selling shareholders are offering up to 9,513,658 shares of common stock.  The selling shareholders will offer their shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the OTC Bulletin Board.

Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II-INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OFFICERS AND DIRECTORS

Our Articles of Incorporation provide that no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer, except for the payment of dividends in violation of Nevada law.  Our Bylaws provide, in pertinent part, that the Company shall indemnify any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company, or of any corporation which such person served as such at the request of the Company, against expenses reasonably incurred by, or imposed on, such person in connection with, or resulting from, the exercise of such action, suit, proceeding or appeal thereon, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such person was liable to the Company, or such other corporation, for negligence or misconduct in the performance of such persons duties as a director or officer of the Company.  The determination of the rights of such indemnification and the amount thereof may be made, at the option of the person to be indemnified, by (1) order of the Court or administrative body or agency having jurisdiction over the matter for which indemnification is being sought; (2) resolution adopted by a majority of a quorum of our disinterested directors; (3) if there is no such quorum, resolution adopted by a majority of the committee of stockholders and disinterested directors of the Company; (4) resolution adopted by a majority of the quorum of directors entitled to vote at any meeting; or (5) Order of any Court having jurisdiction over the Company.  Such right of indemnification is not exclusive of any other right which such director or officer may have, and without limiting the generality of such statement, they are entitled to their respective rights of indemnification under any bylaws, agreement, vote of stockholders, provision of law, or otherwise in addition to their rights under our Bylaws.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM	AMOUNT

SEC Registration Fee*	$25
Legal Fees and Expenses	50,000
Accounting Fees and Expenses*	50,000

Total*	$100,025

* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

On November 9, 2007, the Company issued 20,000,000 shares of common stock to the four founders of the Company, Ruixia Ruan, Lijun Wu, Cuixian Wu and Honghui Wen at $0.001 per share or $ 20,000 for initial capital (stock subscription receivable).

On January 31, 2008, total 4,460,000 shares were issued at price of $0.01 per share to 17 non U.S. shareholders for $44,600.

On March 31, 2008, additional 611,598 common shares were issued to 2 non U.S. shareholders and sold at price of $0.0137 per share.  The proceeds of $ 8,379 were received.

On April 30, 2008, one of the Company founder and Chairman Ruixia Ruan purchased additional 508,545 common shares at $ 0.0137 per share, and the amount of $ 6,967 was received. Also, additional 13,757,718 common shares at $ 0.0137 per share were issued to 40 non U.S. shareholders for total proceeds of $ 188,481.

On June 30, 2008, 198,000 common shares were issued to Williams Law Group at $ 0.01 per share for the legal service value of $ 1,980.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances to US citizens or residents.

We believed that Section 4(2) of the Securities Act of 1933 was available because:

☐	None of these issuances involved underwriters, underwriting discounts or commissions.
☐	Restrictive legends were and will be placed on all certificates issued as described above.

☐	The distribution did not involve general solicitation or advertising.
☐	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

☐	None of these issuances involved underwriters, underwriting discounts or commissions;
☐	We placed Regulation S required restrictive legends on all certificates issued;
☐	No offers or sales of stock under the Regulation S offering were made to persons in the United States;
☐	No direct selling efforts of the Regulation S offering were made in the United States.

 In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

☐	Access to all our books and records.
☐	Access to all material contracts and documents relating to our operations.
☐	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

EXHIBITS

Item 3
1	Articles of Incorporation of CIS World, Inc.
2	Bylaws of CIS World, Inc.
3	Organizational Documents of CIS WORLD (HK) LTD

Item 4

1	Form of common stock Certificate of CIS World, Inc.(1)

Item 5

1	Legal Opinion of Williams Law Group, P.A.

Item 10

1	Agreement with Kangzhixin Technology (Shenzhen) Co., Ltd.

2	Agreement with Kangzhixin Technology (Shenzhen) Co., Ltd. – Updated *

Item 21

One subsidiary:  CIS World Technologies (Beijing) Co., Limited,

Item 23

1	Consent of Enterprise CPAs, Ltd. *
2	Consent of Williams Law Group, P.A. (included in Exhibit 5.1)

* filed herewith

All other Exhibits called for by Rule 601 of Regulation SB-2 or SK are not applicable to this filing.

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required bysection 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant toRule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
  4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:  Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Beijing China on  February 4, 2011.

CIS World, Inc.

Title	Name	Date	Signature
Chairman	Rui Xia Yuan	February 4, 2011	/s/ Rui Xia Yuan

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	NAME	TITLE	DATE
/s/ Rui Xia Yuan	Rui Xia Yuan	Chairman, Director	February 4, 2011
/s/ Honghui Wen	Honghui Wen	CFO, Director, Principal Accounting Officer	February 4, 2011
/s/ Lijun Wu	Lijun Wu	President, CEO, Director	February 4, 2011
/s/ Cuixian Wu	Cuixian Wu	Secretary, Director	February 4, 2011